Document No. 2

BENTLEY COURT II LIMITED PARTNERSHIP

FIRST AMENDED AND RESTATED AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP

Dated as of December 28, 1989

Deal #: 0604-0931 Binder: R / B
Deal Name: Bentley Court
File Tab: 1 2 3 4 5 6 7 8 9 10 11 12

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TABLE OF CONTENTS

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BENTLEY COURT II LIMITED PARTNERSHIP

FIRST AMENDED AND RESTATED AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP dated as of December 28, 1989 by and among EDWIN LEWIS, II ("Lewis"), and CANAL COURT II LIMITED PARTNERSHIP, a South Carolina limited partnership ("Canal") as General Partners; SLP 88, INC., a Massachusetts corporation ("SLP"), as Special Limited Partner; WILLIAM R. HUNGIVILLE ("Hungiville") as Withdrawing Limited Partner; and BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, A LIMITED PARTNERSHIP, a Massachusetts limited partnership ("BFQH"), as Investor Limited Partner.

Preliminary Statement

The Partnership was formed as a limited partnership under the laws of the State of South Carolina pursuant to a Limited Partnership Agreement and Certificate of Limited Partnership dated as of December 21, 1989 by and among Lewis and Canal as General Partners and Hungiville as Limited Partner, filed with the Secretary of State of the State of South Carolina (the "Filing Office") on December 21, 1989 (such Agreement and Certificate, as amended, is herein referred to as the "Original Partnership Agreement").

The purposes of this Amendment to and restatement of the Original Partnership Agreement are to provide for the admission of SLP as Special Limited Partner; (ii) provide for the withdrawal of the Withdrawing Limited Partner as a Limited Partner, (iii) provide for the admission of BFQH as the Investor Limited Partner; and (iv) set out more fully the rights, obligations and duties of the General Partners and the Limited Partners.

Now, therefore, it is hereby agreed that the Original Partnership Agreement is amended and restated and shall be replaced in its entirety by the following agreement:

ARTICLE I

Defined Terms

The defined terms used in this Agreement shall have the meanings specified below:

"Accountants" means Finch & Hamilton Associates of Columbia, South Carolina or such other firm of certified public accountants as may be engaged by the General Partners in compliance with Section 12.1F.

"Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of a Partnership fiscal year, after giving effect to the following adjustments:

(i) There shall be credited to such Capital Account the amount of any Deficit Restoration Obligation of such Partner.

(ii) There shall be debited to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Allocation Regulations.

The foregoing definition of Adjusted Capital Account Deficit and the application of such term in the manner provided in Sections 10.5F and 10.5G hereof is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Allocation Regulations and shall be interpreted consistently therewith.

"Adjusted Capital Contribution" means, as of a specified date, the aggregate Capital Contribution theretofore made by a Partner (or in the case of the Investor Limited Partner, its Allocable Investment) minus all distributions of Capital Proceeds theretofore made by the Partnership representing a return of Capital Contributions to (or otherwise reducing the Capital Account of) such Partner minus, in the case of the Investor Limited Partner, (i) any amount paid or distributed to it as a result of any adjustment to its Capital Contribution pursuant to Section 5.1B of this Agreement and/or (ii) any payments made to it pursuant to Section 5.1B(vi) of this Agreement.

"Admission Date" means the date on which the Investor Limited Partner is admitted to the Partnership, which is the date of filing the Certificate with the Filing Office.

An "Affiliate" or "Affiliated Person" means, when used with reference to a specified person: (i) any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person; (ii) any Person that is an officer of, Partner in, or trustee of, or serves in a similar capacity with respect to the specified Person or of which the specified Person is an officer, partner, or trustee; or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest (10% or more) in, the specified Person, or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, or in which the specified Person has a substantial beneficial interest (10% or more); and (iv) any relative or spouse of the specified Person. An Affiliate or Affiliated Person of the Partnership or a General Partner does not include a Person who is a partner in a partnership or joint venture with the Partnership (or any other Affiliated Person) if that Person is not otherwise an Affiliate or Affiliated Person of the Partnership or General Partner.

"Aggregate Investor Payments" means the paid-in Investor Limited Partner Class Contribution at the date of determination.

"Agreement" means this First Amended and Restated Agreement and Certificate of Limited Partnership as it may be further amended from time to time.

"Allocable Investment" means, as to the Investor Limited Partner, an amount equal to its paid-in Capital Contribution plus $1,779,660.

"Allocation Regulations" means the Treasury Regulations issued under Sections 704(b) and 752 of the Code (including the Final and Temporary Regulations on the treatment of partnership liabilities and the allocation of deductions attributable to nonrecourse debt issued on December 29, 1988), as the same may be modified or amended from time to time. In the event that the Allocation Regulations are revised or amended subsequent to the date of this Agreement, references herein to sections or paragraphs of the Allocation Regulations shall be deemed to be references to the applicable sections or paragraphs of the Allocation Regulations as then in effect.

"Annual Credit" shall have the meaning set forth in Section 5.1B(iii).

"Arbitration" has the meaning set forth in Section 13.10D and shall be conducted in the manner therein provided.

An "assignment" shall mean any assignment, transfer or sale, and the words "assign", "assignee" and "assignor" shall have correlative meanings, except in each case which the sense of this Agreement requires a different construction.

"Assignment of Contract Documents" means the Assignment of Contract Documents, dated as of the Mortgage Date, by and between the Partnership and the Lender, as amended.

"Assignment of Rents" means the Assignment of Rents and Leases, dated as of the Mortgage Date, by and between the Partnership and the Lender, as amended.

"Best Knowledge" shall mean and include, in the case of a specified Person, (i) actual knowledge and (ii) that knowledge which a prudent businessperson (including, in the case of an Entity, the general or managing partners, officers, directors and key employees of such Entity) should have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any general or management partner, director officer or key employee or an Entity shall be deemed to be the knowledge of the Entity.

"BFQH" means Boston Financial Qualified Housing Tax Credits L.P. IV, a Limited Partnership, a Massachusetts limited partnership, and its successors.

"BFQH Partnership Agreement" means the Agreement of Limited Partnership of BFQH dated as of April 20, 1989, as amended from time to time.

"Book Value" means (i) the fair market value of any Partnership Property at the time of its contribution to the Partnership by a Partner, which amount shall be (A) determined by agreement of the Partners and reflected in the Capital Account of the contributing Partner as its Capital Contribution with respect to such property, and (B) properly adjusted in accordance with Section 1.704-(b)(2)(iv)(g) of the Allocation Regulations to reflect depreciation, depletion, amortization and gain or loss, as computed for book purposes with respect to such contributed property, or (ii) in the case of all other Partnership Property, its Federal adjusted tax basis.

"Boston Financial" means The Boston Financial Group Incorporated, a Massachusetts corporation, and its successors.

"Breakeven Date" means the date as of which the Project, (i) for a period of six (6) consecutive calendar months commencing on or after the Completion Date, has produced Gross Collected Income sufficient to pay all cash requirements of the Project properly allocable to such period of time on an annualized accrual basis as determined by the Accountants for such period of time (not including distributions to Partners but including all debt service and reserve requirements imposed upon the Partnership by the Commitments, real estate taxes and, on an annualized basis, all projected expenses of the Project, including those of a seasonal nature which might reasonably be expected to be incurred on an unequal basis during a full annual period of operations) and has generated at least $1.00 of Surplus Cash (as defined in the HUD Regulations).

"Builder" means Bentley Construction Company, Inc., a South Carolina corporation with its principal place of business in Columbia, South Carolina and its successors and assigns.

"Building Loan Agreement" means the Building Loan Agreement, dated as of the Mortgage Date, by and between the Partnership and the Lender, as amended.

"Buildings" means the 17 buildings located on the Land which, in the aggregate, are to contain 272 apartment units upon completion of construction.

"Canal" means Canal Court II Limited Partnership, a South Carolina limited partnership, and its successors.

"Capital Account" means with respect to any Partner the capital account maintained for such Partner in accordance with the provisions of Section 4.3.

"Capital Contribution" means the total amount of cash or the agreed value of property contributed or agreed to be contributed to the Partnership by each Partner as shown in the Schedule. Any reference in this Agreement to the Capital Contribution of a then Partner shall include a Capital Contribution previously made by any prior Partner in respect to the Partnership Interest of such then Partner.

"Capital Proceeds" means the proceeds of a Capital Transaction.

"Capital Transaction" means any transaction the proceeds of which are not includable in determining Cash Flow, including, without implied limitation, the sale, refinancing or other disposition of all or substantially all of the assets of the Partnership, but excluding loans to the Partnership (other than a refinancing of the Mortgage Loan) and contributions of capital to the Partnership by the Partners.

"Cash Flow" has the meaning set forth in Section 10.2B.

"Certificate" means the Certificate of Limited Partnership of the Partnership, as heretofore and hereby amended and as amended from time to time hereafter in accordance with the terms hereof and the Uniform Act.

"Class Contribution" means the aggregate Capital Contributions of all members of a particular class of Partners (e.g. the General Partners, the Special Limited Partner or the Investor Limited Partner).

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder at the time of reference thereto.

"Commitments" means and includes the Mortgage Loan Commitment, the Mortgage Loan Documents and any other instruments delivered to, or required by, the Lender, HUD or any other Governmental Authority by or from the Partnership in connection with the Mortgage Loan and the Project, as amended from time to time.

"Completion Date" means the later of: (i) the date as of which all requisite certificates or permits permitting occupancy of 100% of the apartment units in the Project have been issued by each Governmental Authority having jurisdiction; provided, however, that if such certificates or permits are of a temporary nature, the "Completion Date" shall not be deemed to have occurred unless that work remaining to be done is of a nature which would not impair the permanent occupancy of any of such apartment units; or (ii) the date as of which the Inspecting Architect certifies that the work to be performed by the Builder under the Construction Contract is substantially complete.

"Completion Escrow Agreement" means the Completion Escrow Agreement dated as of December __, 1989, by and among the Partnership, the General Partners, The Trust Company Bank of Atlanta, Georgia as Escrow Agent, and BFQH relating to the deposit, use and disposition of a portion of the proceeds of the First Installment.

"Consent of the Investor Limited Partner" means the prior written consent or approval of BFQH, or, if at any time there is more than one Investor Limited Partner, the prior written consent or approval of Investor Limited

Partners representing 51% or more of the Investor Limited Partner Class Contribution (or such higher percentage or such additional consents as may be required under the applicable laws of the State). For purposes of the foregoing, the General Partners shall be entitled to rely on a certificate executed and delivered by the managing general partner of BFQH confirming that such consent was granted in conformity with the applicable provisions of the BFQH Partnership Agreement.

"Construction Contract" means the construction contract dated December 27__, 1989, by and between the Builder and the Partnership providing for the construction of the Improvements.

"Cost Certification" means the completion of HUD's and the Lender's review of the costs submitted by the Partnership for the purpose of determining the final cost of rehabilitating the Project.

"Credit Agency" means SCSHA and its successors and assigns.

"Credit Allocation" means a credit allocation or reservation or conditional commitment from the Credit Agency.

"Debt Service Reserve Escrow Agreement" means the Escrow Agreement (FHA Form 2476A) for Additional Contribution by Sponsors (Debt Service Reserve), dated as of the Mortgage Date, by and between the Partnership and the Lender, as amended.

"Deficit Restoration Obligation" means, for each Partner, (i) any amounts which such Partner is obligated to restore to the Partnership pursuant to Section 1.704-1(b)(2)(iv)(c), Section 1.704-1(b)(2)(ii)(h) or any other applicable section of the Allocation Regulations, (ii) such Partner's Share of Partnership Minimum Gain if any, and (iii) such Partner's Share of Partner Minimum Gain, if any.

"Depreciation" means, for the fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purpose at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

"Designated Counsel" means any of Sherburne, Powers and Needham or Peabody & Brown, each of which is located in Boston, Massachusetts.

"Designated Net Worth Standard" means, as of the date of determination, such standards or criteria (relating to net worth or other characteristics) as may be (a) set forth in any regulations, memoranda, published ruling or

revenue procedure of the Service for classification for Federal income tax purposes as a partnership rather than an association taxable as a corporation, or (b) sufficient to support the issuance by Special Tax Counsel of an opinion to the same effect. Notwithstanding the preceding sentence, at a minimum, the aggregate net worth of the General Partners, exclusive of home, automobile and home furnishings, shall be equal to the greater of (i) $50,000, or (ii) 5% of the gross amount of the aggregate fees and other compensation payable to the General Partners and their Affiliates as provided in this Partnership Agreement plus 5% of the gross amount of all securities offerings sold within the prior 12 months and sponsored by the General Partners or their Affiliates, up to an aggregate maximum net worth of $1,000,000; this sentence shall not apply to a non-profit organization or an Affiliate thereof.

"Designated Prime Rate" means the annual rate of interest which is at all times equal to the lesser of (i) the Base Rate, with calculations of interest to be made on a daily basis and on the basis of a 360-day year and (ii) the maximum rate permitted by law; the term "Base Rate" in this sentence means the general base rate of interest established by The First National Bank of Boston and announced by it as the rate charged by it to its prime commercial customers on short-term unsecured borrowings, as from time to time in effect.

"Developer" means BDL 1989, Inc., a South Carolina corporation, and its successors.

"Development Advances" has the meaning set forth in the Development Agreement.

"Development Agreement" means the Development Agreement dated as of December 28, 1989 between the Partnership and the Developer.

"Development Costs" has the meaning set forth in the Development Agreement.

"Development Escrow Agreement" means the Development Escrow Agreement dated as of December __, 1989, by and among the Partnership, the Developer, the General Partners, the Escrow Agent and BFQH relating to the deposit, use and disposition a portion of the Capital Contributions of BFQH to the Partnership, and of certain amounts payable to the Developer under the Development Agreement.

"Development Obligation Date" means the date which is the later of (i) the first anniversary of the Completion Date or (ii) the Breakeven Date.

"Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, cooperative or association.

"Escrow Account" means the escrow account established and maintained pursuant to the provisions of the Development Escrow Agreement.

"Escrow Agent" means Shawmut Bank of Boston, N.A and its successors in such capacity.

"Escrow Agreements" means, collectively, the Completion Escrow Agreement and the Development Escrow Agreement.

"Event of Bankruptcy" or "Bankruptcy" means, as to a specified Person:

(a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of his property, or ordering the winding-up or liquidation of his affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(b) the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by him to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of such Person or for any substantial part of his property, or the making by him of any assignment for the benefit of creditors, or the taking of corporation action by the Person in furtherance of any of the foregoing.

"FHA" means the Federal Housing Administration of HUD or any successor entity and any authorized representatives or agents thereof, including the Secretary of HUD, the Federal Housing Commissioner and their representatives and agents.

"Filing Office" has the meaning set forth in the Preliminary Statement of this Agreement.

"Final Closing" means the date upon which all of the following events have occurred: (i) the Completion Date, (ii) Final Endorsement, (iii) the Project's being free of any material mechanics' or other liens (except for the Mortgage and liens either bonded against in such a manner as to preclude the holder thereof from having any recourse to the Project or the Partnership for payment of any debt secured thereby or affirmatively insured against by the Title Policy or by another policy of title insurance issued to the Partnership by a reputable title insurance company in an amount satisfactory to Special

Tax Counsel or by an endorsement of either such title policy), (iv) the completion of an audit of the Partnership's and the Builder's construction costs as a part of Cost Certification to the extent required by HUD and the Lender, (v) the acceptance of such Cost Certification by HUD and the Lender to the extent required by HUD and the Lender, (vi) the disbursement of proceeds under the Mortgage Loan in the full amount permitted by Cost Certification, (vii) the payment of or provision for all costs due in connection with the construction and rehabilitation of the Project.

"Final Determination" means the earliest to occur of (a) the date on which a decision, judgment, decree or other order has been issued by any court of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., all allowable appeals requested by the parties to the action have been exhausted), (b) the date on which the Service has entered into a binding agreement with the Partnership with respect to such issue or on which the Service has reached a final administrative or judicial determination with respect to such issue which, whether by law or agreement, is not subject to appeal, (c) the date on which the time for instituting a claim for refund has expired, or if a claim was filed the time for instituting suit with respect thereto has expired, or (d) the date on which the applicable statute of limitations for raising an issue regarding a Federal income tax matter with respect to the Partnership has expired.

"Final Endorsement" means the date on which the endorsement of the Note or the Permanent Loan for FHA mortgage coinsurance is obtained from FHA.

"General Partner" means any Person designated as a General Partner in the Schedule or any Person who becomes a General Partner as provided herein, in such Person's capacity as a General Partner of the Partnership; if at any time the Partnership has a sole General Partner, the term "General Partners" shall be interpreted as "General Partner".

"General Partnership Interest" means the Partnership Interest of a General Partner in his or its capacity as such.

"GNMA" means the Government National Mortgage Association and its successors.

"Governmental Authority" means HUD, SCSHA or any other Federal, state or local governmental agency, instrumentality or authority having jurisdiction over the particular matter to which reference is being made.

"Gross Collected Income" means all collected income of the Project from normal operations actually received by the Partnership, including, without limitation, rental income, if any, parking, laundry and miscellaneous income, but excluding prepaid rent, security deposits, the Capital Contributions of the Partners, Capital Proceeds, and the proceeds of Project Expense Loans or any other loans to the Partnership.

"Hazardous Material" shall have the collective meanings given to the terms "hazardous material", "hazardous substance" and "hazardous wastes" in the Federal Comprehensive Environmental Response, Compensate and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq. as amended, and shall also include any meanings given to such terms in any similar state or local statutes, ordinances, regulations or by-laws. In addition, the term "Hazardous Material" shall also include oil and any other substance known to be hazardous.

"Hazardous Substance" means any substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, underground storage tanks, polychlorinated biphenyls (PCBs), toxic substances or other pollutants.

"Hazardous Substance Laws" means any local, state, or Federal law or regulation, including, without limitation, the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act.

"HUD" means the United States Department of Housing and Urban Development and its successors.

"HUD Regulatory Agreement" means the Regulatory Agreement for Multifamily Housing Projects Co-Insured by HUD between the Lender and the Partnership, executed and delivered in connection with the Mortgage Loan, dated as of December 28, 1989.

"Hypothetical Liquidation Amount" means, with respect to any Partner, the amount that would be distributed to such Partner as of the end of each fiscal year of the Partnership if the Partnership were dissolved and liquidated and (i) all Partnership assets were sold for cash equal to their Book Values (ii) all Partnership liabilities were paid in accordance with the rights of the Partnership's creditors, and (iii) the remaining cash of the Partnership was distributed to such Partner in accordance with the provisions of Section 10.2C rather than Section 10.2D.

"Immediate Family" means, with respect to any Person, his spouse, parents, descendants, nephews, nieces, brothers and sisters.

"Improvements" means the Buildings and related facilities to be constructed in accordance with the Commitments.

"Incentive Management Fee" means the fee payable to the General Partners pursuant to the provisions of Section 10.2A and Article XI.

"Initial Amortization Date" means the date established by the Lender for the commencement of payments of interest and principal on the Permanent Loan.

"Initial Cash Flow Distribution Date" means the date as of which Cash Flow is first permitted to be distributed under the Regulatory Agreement.

"Initial Closing" means the initial closing of the Mortgage Loan.

"Initial Operating Period" means the period commencing on the Development Obligation Date and ending on the date which is 4 years after the Development Obligation Date.

"Inspecting Architect" means Palmetto Architectuural Group, Inc. of Greenville , South Carolina, the inspecting architect for the Project.

"Installment" means the First Installment and/or the Second Installment, as the context may require, of the Capital Contributions of the Investor Limited Partner.

"Insurance Commitment" means the commitment issued by HUD under Section 221(d) of the National Housing Act for mortgage co-insurance for the Mortgage Loan.

"Insurance Consultants" means Johnson & Higgins of Mass., Inc., of Boston, Massachusetts, or its successor as selected by BFQH.

"Interim Capital Transaction" means a Capital Transaction which does not result in the liquidation or termination of the Partnership.

"Investment Agreement" means the Agreement dated as of December __, 1989, by and among BFQH, the Partnership, the Developer and the General Partners providing, among other things, for the admission of BFQH as an Investor Limited Partner of the Partnership.

"Investment General Partners" means Arch Street IV, Inc., a Massachusetts corporation, as Managing General Partner and Arch Street IV Limited Partnership, a Massachusetts limited partnership, and their respective successors as the general partners of BFQH.

"Investor Closing" means the Admission Date.

"Investor Limited Partner" means, initially, BFQH and shall include any other Persons admitted as Investor Limited Partners pursuant to Section 4.6, and their successors in such capacity.

"Investor Service Agent" means Boston Financial or its successor in such capacity.

"Land" means the parcels of land described in the Mortgage, located in Columbia, South Carolina, on which the Improvements are or will be located.

"Lender" means American Capital Resource Inc., a Delaware corporation, together with its successors and assigns, and/or any other lender making a loan to the Partnership which is secured by a mortgage on the Project.

"Lewis" means Edwin Lewis, II.

"Limited Partner" or "Limited Partners" mean any or all of those Persons designated as Limited Partners in the Schedule, any Person admitted as a Limited Partner pursuant to Section 4.6, or any Person who becomes a Substitute Limited Partner as provided herein, in each such Person's capacity as a Limited Partner of the Partnership.

"Limited Partnership Interest" means the Partnership Interest of a Limited Partner in his or its capacity as such.

"Low-Income Housing Credit" means the tax credit allowable under Section 38 as determined under Section 42 of the Code for qualified low-income housing projects.

"Low-Income Unit" shall mean a residential urban apartment unit located in any of the buildings in the Project which qualifies as a "low-income unit" as defined in section 42(i)(3) of the Code.

"Management Agent" means Brookstone, Ltd. of Columbia, a South Carolina corporation, the initial managing and rental agent for the Project, or any successor thereto.

"Management Agreement" means the management contract or agreement between the Partnership and the Management Agent which has been approved by the Lender and HUD, if required.

"Management Fee" means the amount payable from time to time by the Partnership to the Management Agent for management services in accordance with a management contract approved by the Lender or, when the Property is not subject to supervision by the Lender, in accordance with a reasonable and competitive fee arrangement.

"Managing General Partner" means Lewis or his successors in such capacity as provided in Section 6.3B.

"Mortgage" means the mortgage, dated as of the Mortgage Date, granted by the Partnership to the Lender; and, where the context admits, "Mortgage" shall mean and include any of the mortgages securing said indebtedness and any other documents pertaining to said indebtedness which were required by the Lender as a condition to making the Mortgage Loan. In case the Mortgage is replaced by any subsequent mortgage or mortgages, such term shall refer to any such subsequent mortgage or mortgages. The term "mortgage" means any mortgage, mortgage deed deed of trust, deed to secure debt or any similar security

instrument, and "foreclose" and words of like import include the exercise of a power of sale under a mortgage or comparable remedies.

"Mortgage Date" means the date on which the Note is initially endorsed for insurance by HUD pursuant to the Insurance Commitment.

"Mortgage Loan Commitment" means and includes the commitment by the Lender to the Partnership dated December 28, 1989 to advance funds under the Mortgage Loan Documents.

"Mortgage Loan Documents" means the Mortgage Loan Commitment, the Note, the Mortgage, the Regulatory Agreement, the Assignment of Rents, the Security Agreement, the Assignment of Contract Documents, the Project Escrow Agreements, and any other documents delivered by the Partnership in connection with the Mortgage Loan, as the same may be amended from time to time.

"Mortgage Loan" means the loan in the amount of up to $6,971,600 made or to be made by the Lender pursuant to the Mortgage Loan Commitment and secured by the Mortgage.

"NASAA Guidelines" means the Statement of Policy regarding Real Estate Programs adopted on October 9 and October 12, 1988, effective January 1, 1989, as amended effective September 14, 1989 by the North American Securities Administrators Association, Inc.

"Nonrecourse Debt" means any liability of the Partnership that is considered nonrecourse for purposes of Section 1.1001-2 of the Treasury Regulations (without regard to whether such liability is a recourse liability under Section 1.752-IT(d)(2) of the Allocation Regulations), and any liability of the Partnership for which the creditor's right to repayment is limited to one or more assets of the Partnership (within the meaning of Section 1.752-IT(d)(3)(ii)(B)(4)(ii) of the Allocation Regulations).

"Nonrecourse Deductions" means, for any Partnership taxable year, the excess, if any, of the net increase in the amount of Partnership Minimum Gain during such year, over the aggregate amount of any distributions during such year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain.

"Nonrecourse Liability" means any Partnership liability (or portion thereof) for which no Partner bears the economic risk of loss (as defined in the Allocation Regulations).

"Note" means the mortgage note issued by the Partnership to the Lender dated the Mortgage Date, in the original principal amount of $6,971,600 and also shall mean and include any note(s) supplemental to such original notes issued to the Lender or any note(s) issued to the Lender in substitution for such original note.

"Off-Site Facilities Escrow Agreement" means the Escrow Agreement (FHA 2446) for Off-Site Facilities, dated as of the Mortgage Date, by and between the Partnership and the Lender, as amended.

"Operating Deficit Escrow" means the escrow agreement dated as of the Mortgage Date by and between the Partnership and the Lender providing for additional funds to cover deficits arising from the operation of the Project during the initial period of occupancy.

"Operating Profits or Losses" for any fiscal year means the Profits or Losses of the Partnership for that year as determined for federal income tax purposes by the Accountants, excluding Profits or Losses from a Capital Transaction and determined without regard to any adjustments to basis pursuant to Sections 734 or 743 of the Code.

"Partner" means any General Partner or Limited Partner.

"Partner Minimum Gain" means Partnership Minimum Gain attributable to Partner Nonrecourse Debt.

"Partner Nonrecourse Debt" means any Nonrecourse Debt of the Partnership for which any Partner (or any Related Person) bears the economic risk of loss (as defined in the Allocation Regulations).

"Partner Nonrecourse Deductions" means items of Partnership loss, deduction or Section 705(a)(2)(B) expenditures that are attributable to Partner Nonrecourse Debt. For any Partnership taxable year, the amount of Partner Nonrecourse Deductions with respect to any Partner Nonrecourse Debt equals the excess, if any, of the amount of the net increase during such year in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt over the aggregate amount of any distributions during such year to the Partner that bears the economic risk of loss for such debt of proceeds of such debt that are allocable to an increase in the Partner Minimum Gain attributable to such debt.

"Partnership" means the limited partnership governed by this Agreement as said limited partnership may from time to time be constituted and amended.

"Partnership Counsel" means Callison, Tighe, Robinson & Anastasion of Columbia, South Carolina.

"Partnership Interest" means the interest of a Partner in the Partnership, including, without limitation, his or its interest in the assets, capital, Profits or Losses, cash distributions and Tax Credits of the Partnership.

"Partnership Minimum Gain" shall be determined by computing, with respect to each Nonrecourse Liability of the Partnership, the amount of gain (of whatever character), if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the Partnership Property subject to

such Nonrecourse Liability in full satisfaction thereof (and for no other consideration), and by then aggregating the amounts so computed.

"Partnership Reserves" means reserves maintained by the Partnership for working capital, capital improvements and similar contingencies pursuant to Section 6.4. Any funds held in Partnership Reserves which are no longer required for the purposes for which they were set aside shall be distributed to the Partners pursuant to the provisions of Section 10.2C or 10.2D, as the case may be.

"Payment Certificate" has the meaning set forth in Section 5.1C(i).

"Percentage Interest" means, as to a Partner, the applicable percentage specified in the Schedule.

"Permanent Loan" means the Mortgage Loan from and after the date of the commencement of the amortization of principal payments thereunder.

"Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits; and, unless the context otherwise requires, the singular shall include the plural, and the masculine gender shall include the feminine and the neuter and vice versa.

"Priority Distribution" means, in respect of each fiscal year of the Partnership or portion thereof following the Completion Date, an amount equal to $70,000. The Priority Distribution shall not be compounded and shall be cumulative so that to the extent not paid in any fiscal year it shall be paid from Cash Flow available therefor in succeeding fiscal years or from Capital Proceeds.

"Profits or Losses" means for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i) Any items described in Code Sections 705(a)(1)(B) and 705(a)(1)(C) which are not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(ii) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profits or

Losses, shall be subtracted from such taxable income or loss;

(iii) Gain or loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(iv) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of "Depreciation" set forth herein; and

(v) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 10.5 hereof shall be taken into account in computing Profits or Losses only if the Accountants determine that such items should be so reflected.

"Profits or Losses from a Capital Transaction" means the Profits or Losses, if any, recognized by the Partnership as a result of a Capital Transaction, as determined for federal income tax purposes by the Accountants, but without regard to any adjustments to basis pursuant to Section 734 and 743 of the Code.

"Project Documents" means and includes the Management Agreement, the Mortgage Loan Documents and all other documents relating to the Project which are required by, or have been executed in connection with, any of the foregoing documents.

"Project Escrow Agreements" means collectively, the Working Capital Escrow Agreement, the Off-Site Facilities Escrow Agreement and the Debt Service Reserve Escrow Agreement.

"Project Expenses" means (i) up to and including the Development Obligation Date, those expenses, properly accruable through such date which may be properly charged as operating expenses of the Project under standard HUD procedures and which are allocable, in accordance with generally accepted accounting principles, to apartment units or (to the extent applicable) commercial space for which all requisite approvals for occupancy have been obtained; such operating expenses may include real estate taxes and payments of interest and mortgage insurance premiums with respect to the Mortgage Loan (to the extent the same are not funded out of proceeds to be capitalized in accordance with generally accepted accounting principles); and (ii) after the Development Obligation Date, all the costs and expenses of any type incurred

incidental to the ownership and operation of those apartment units in the Project as to which permission to occupy has been granted, including, without limitation, taxes, capital improvements reasonably deemed necessary by the General Partners and not funded out of any Partnership Reserves for such, payments of interest (but not principal) on the Mortgage Loan, mortgage and bond insurance premiums and the cost of operations, maintenance and repairs, and the funding of any reasonable Partnership Reserves, but shall not include repayments of Project Expense Loans and distributions to Partners pursuant to Article X.

"Project Expense Loan" means a loan to the Partnership pursuant to Section 6.9, and which is repayable without interest only as provided in Section 6.9 and Article X.

"Project" or "Property" means the Land and Improvements thereon or to be constructed thereon, located in Columbia, South Carolina.

"Purchase Agreement" means the Purchase Agreement dated as of December 28, 1989, made by the Developer and the General Partners for the benefit of the Investor Limited Partner.

"Qualified Investments" means United States Government Securities; securities issued or fully guaranteed by United States Government Agencies; certificates of deposit and time or demand deposits in or repurchase agreements constituting obligations of any one or more commercial banks, each having a combined capital and surplus of at least $100,000,000; commercial paper rated P-1 by Moody's Investor Services, Inc.; tax exempt notes or bonds rated MIG-2 or better by Moody's Investor Services, Inc. and securities of public investment companies registered with the Securities and Exchange Commission with assets in excess of $100,000,000, which assets are invested in the types of investments described above.

"Recapture Amount" has the meaning set forth in Section 10.2E.

"Recapture Event" has the meaning set forth in Section 10.2E.

"Regulations" means the rules and regulations applicable to the Project or the Partnership of HUD, SCSHA and any other Governmental Authority having jurisdiction over the Partnership and/or the Project.

"Regulatory Agreement" means the HUD Regulatory Agreement.

"Regulatory Allocations" means the allocations set forth in Sections 10.5A through 10.5G hereof.

"Related Agreements" means the Development Agreement, the Management Agreement, the Investment Agreement, the Purchase Agreement, the Completion Escrow Agreement and the Development Escrow Agreement.

"Related Person" means a Person related to a Partner by virtue of a relationship specified in Section 167(b) or Section 707(b) of the Code (without modification by Section 267(e)(1), by applying 80% or more for 50% or more wherever it appears, disregarding Section 267(f)(1)(A) and excluding brothers and sisters from members of one's family).

"Requisite Approvals" means the approval or consent of the Lender, HUD, SCSHA, or any other Governmental Authority or institution, to the extent required pursuant to the terms of any of the Commitments.

"Retirement" (including the verb form "Retire" and the adjective form "Retiring") means as to a General Partner, the occurrence of death or permanent incapacity, an Event of Bankruptcy, adjudication of insanity or incompetence, dissolution, or voluntary or involuntary withdrawal from the Partnership for any reason. Involuntary withdrawal shall occur whenever a General Partner may no longer continue as a General Partner by law or pursuant to any terms of this Agreement.

"Schedule" means the Schedule of Partners annexed hereto as Schedule A as amended from time to time and as so amended at the time of reference thereto.

"SCSHA" means the South Carolina State Housing Finance and Development Authority and its successors.

"Security Agreement" means the Security Agreement dated as of the Mortgage Date, by and between the Partnership and the Lender, as amended.

"Service" means the Internal Revenue Service.

"Share of Partner Minimum Gain" means for each Partner and with respect to any Partner Nonrecourse Debt at the end of any Partnership taxable year, the excess (if any) of (i) the sum of the Partner Nonrecourse Deductions attributable to such debt that have been allocated to such Partner (and such Partner's predecessors in interest) up to that time and the aggregate amount of distributions made to such Partner (and such Partner's predecessors in interest) up to that time of proceeds of such debt that are allocable to an increase in the Partner Minimum Gain attributable to such debt (but only if such Partner (or such Partner's predecessors in interest) bears the economic risk of loss for that debt at the time of any such distribution); over (ii) the sum of such Partner's (and such Partner's predecessors in interest) aggregate share of the net decreases in the Partner Minimum Gain attributable to such Partner Nonrecourse Debt up to that time and such Partner's (and such Partner's predecessors in interest) aggregate share of decreases up to that time in the Partner Minimum Gain attributable to such Partner Nonrecourse Debt resulting from revaluations of Partnership Property subject to such debt, all as computed in accordance with the applicable provisions of the Allocation Regulations.

"Share of Partnership Minimum Gain" means for each Partner, as of the end of any Partnership taxable year, the excess (if any) of (i) the sum of the Nonrecourse Deductions allocated to such Partner (and such Partner's predecessors in interest) up to that time and the aggregated distributions to such Partner (and such Partner's predecessors in interest) up to that time of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain over, (ii) the sum of such Partner's (and such Partner's predecessors in interest) aggregate share of the net decreases in Partnership Minimum Gain up to that time and such Partner's (and such Partner's predecessors in interest) aggregate share of the decreases up to that time in Partnership Minimum Gain resulting from revaluations of Partnership Property subject to one or more Nonrecourse Liabilities of the Partnership, all as computed in accordance with the applicable provisions of the Allocation Regulations.

"SLP" means SLP 88, Inc., a Massachusetts corporation.

"Special Limited Partner" means SLP as Special Limited Partner and its successors in such capacity.

"Special Tax Counsel" means Sherburne, Powers & Needham, Boston, Massachusetts, or other counsel acceptable to BFQH.

"State" means the State of South Carolina.

"Substitute Limited Partner" means any Person who is admitted to the Partnership as a Limited Partner under the provisions of Section 8.3.

"Supervisory Management Agreement" means the agreement between the Partnership and the General Partners pursuant to which the General partners are to provide certain supervisory management services with respect to the Project.

"Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Treasury Regulation Section 1.709-2(b). Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

"Tax Credits" means any credit(s) permitted under the Code against the Federal income tax liability of any Partner as a result of activities or expenditures of the Partnership including, without limitation, the Low-Income Housing Credit.

"Terminating Capital Transaction" means a Capital Transaction resulting in or involving the termination and winding up of the business of the Partnership or any other event resulting in the "liquidation" of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Allocation Regulations.

"Title Policy" means the owner's policy of title insurance dated ________, 1989, issued to the Partnership by Chicago Title Insurance Company in the amount of $13,751,260.

"TMP" has the meaning set forth in Section 12.6.

"Treasury Regulations" means the temporary and final income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"Uniform Act" means the Revised Uniform Limited Partnership Act as in effect under the laws of the State, as amended from time to time.

"Voluntary Loan" shall have the meaning set forth in Article IXB.

"Withdrawing Limited Partner" means William R. Hungiville in his capacity as such.

"Working Capital Escrow Agreement" means the Escrow Agreement (Working Capital), dated as of the Mortgage Date, by and between the Partnership and the Lender, as amended.

ARTICLE II

Continuation; Name and Purpose

Section 2.1 Continuation

The Parties hereto hereby agree to continue the limited partnership known as Bentley Court II Limited Partnership formed pursuant to the provisions of the Uniform Act.

Section 2.2 Name and Office; Service of Process

The Partnership shall continue to be conducted under the name and style set forth in Section 2.1. The principal office of the Partnership shall be 900 Riverhill Circle, Columbia, South Carolina 29221. The General Partners may at any time change the location of such offices and shall give due notice of any such change to the Limited Partners. The Partnership's agent for service of process shall be Edwin Lewis, II at the foregoing address.

Section 2.3 Purpose

The purpose of the Partnership is to acquire, construct, rehabilitate, develop, improve, maintain own, operate, lease, dispose of and otherwise deal with the Project in accordance with any applicable Regulations and the provisions of this Agreement. The Partnership shall not engage in any other business or activity.

Section 2.4 Authorized Acts

In furtherance of its purposes, but subject to all other provisions of this Agreement including, but not limited to, Article VI, the Partnership is hereby authorized:

(i) To acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

(ii) To construct, reconstruct, rehabilitate, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

(iii) To borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien on the Property or any other assets of

the Partnership, to the extent permitted by the Commitments;

(iv) To prepay in whole or in part, refinance, recast, increase, modify or extend the Mortgage or any other mortgages affecting the Property and in connection therewith to execute any extensions, renewals, or modifications of the Mortgage or any such other mortgages on the Property;

(v) To enter into, perform and carry out, contracts of any kind, including contracts with Affiliates of a Partner, necessary to, in connection with or incidental to, the accomplishment of the purposes of the Partnership, specifically including, but not limited to, the execution and delivery of the Commitments, and all other agreements, certificates, instruments or documents required by HUD or the Lender in connection with the Commitments and the acquisition, construction, rehabilitation, development, improvement, maintenance and operation of the Property;

(vi) To execute leases of any or all of the apartment units in the Project;

(vii) To execute any and all notes, mortgages and security agreements in order to secure loans from the Lender and any and all other documents, including but not limited to the Mortgage Loan Documents, required by HUD or the Lender in connection with the Mortgage and Mortgage Loan and the acquisition, construction, rehabilitation, development, improvement, maintenance and operation of the Property, or otherwise required by HUD or the Lender in connection with the Property;

(viii) To employ any Person, including an Affiliate, to perform services for, or to sell goods to, the Partnership (including without limitation, management services) and to pay for such goods and services; provided that (except with respect to any contract specifically authorized by this Agreement) the terms of any such transaction with an Affiliate shall not be less favorable to the Partnership than would be arrived at by unaffiliated parties dealing at arms' length, and shall be subject to any applicable HUD restrictions;

(ix) To modify or amend the terms of any agreement or contract which the General Partners are authorized to enter into on behalf of the Partnership; provided, however, that such terms as amended shall not (i) have a material adverse

effect on the Partnership or the Limited Partners, or (ii) be in contravention of any of the terms or conditions of this Agreement or the Commitments;

(x) To execute contracts with the Lender, HUD, SCSHA and other Governmental Authorities;

(xi) To execute the Related Agreements and any notices, documents or instruments required to be executed or delivered in connection therewith;

(xii) To enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under the laws of the State.

Section 2.5 <u>Term and Dissolution</u>

A. The Partnership shall continue in full force and effect until December 31, 2040, except that the Partnership shall be dissolved prior to such date upon the happening of any of the following events:

(i) The sale or other disposition of all or substantially all the assets of the Partnership;

(ii) The Retirement of a General Partner unless the business of the Partnership is continued pursuant to Article VII;

(iii) The election to dissolve the Partnership made in writing by the General Partners with the Consent of the Investor Limited Partner and, if required, any Requisite Approvals; or

(iv) The entry of a final decree of dissolution of the Partnership by a court of competent jurisdiction.

B. Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Article VII or Section 4.7), the General Partners (or their trustees, receivers, successors or legal representatives) shall cause the cancellation of the Certificate and liquidate the Partnership assets and apply and distribute the proceeds thereof in accordance with Section 10.3. Notwithstanding the foregoing, in the event such liquidating General Partners shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners, the liquidating General Partners may, in order to avoid such loss, either (i) defer liquida-

tion of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership debts and obligations (other than Project Expense Loans), or (ii) distribute the assets to the Partners in kind.

ARTICLE III

Financing and Disposition of Property

Section 3.1 Borrowing Authority

The Partnership shall be authorized to borrow from the Lender whatever amounts may be required, subject to the provisions hereof, in connection with the acquisition, development, construction and rehabilitation of the Property and to meet the expenses of operating the Project (including, without limitation, any items for which the Lender may provide Mortgage funds) and shall secure the same by the Mortgage. The Mortgage shall provide that no Partner or Related Person shall have any personal liability for the payment of all or any part of the Mortgage Loan except to the extent that the General Partners or a Related Person may have liability for such debt under the terms of the Mortgage Loan Documents.

The General Partners are specifically authorized, for and on behalf of the Partnership, to execute the Mortgage Loan Documents and, subject to the limitations set forth herein, such other documents as the General Partners deem necessary in connection with the acquisition, development, rehabilitation, operation and financing of the Property.

Section 3.2 Agreement to be Bound by Loan Documents

Each General Partner shall be bound by the terms of the Mortgage Loan Documents. Any incoming General Partner shall as a condition of receiving any interest in the Partnership agree to be bound by the Mortgage Loan Documents to the same extent and on the same terms as the other General Partner(s). Upon any dissolution of the Partnership or any transfer of the Property while the Mortgage Loan is outstanding, no title or right to the possession and control of the Property and no right to collect the rents therefrom shall pass to any Person who is not, or does not become, bound in a manner satisfactory to HUD and to the Lender, to the Commitments and the provisions of this Agreement. The Mortgage Loan Documents shall be binding upon and shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successors and assigns as long as the Mortgage Loan is outstanding.

Section 3.3 Refinancing; Sale of Project

A. The Partnership may refinance the Mortgage Loan, including any required transfer or conveyance of Partnership assets for security or mortgage purposes, and may sell, lease, exchange or otherwise transfer or convey all or substantially all the assets of the Partnership; provided, however, that the terms of any such refinancing, sale, exchange or other transfer or conveyance must receive the Consent of the Investor Limited Partner before such transaction shall be binding on the Partnership. Notwithstanding the foregoing, no such Consent shall be required for the leasing of apartments and related

facilities in the normal course of operations; provided, however, that unless the Consent of the Investor Limited Partner to the contrary is obtained, the Partnership shall at all times lease the Project in such a manner as to qualify as a "qualified low-income housing project" under Section 42(g)(1) of the Code.

B. In connection with any proposed sale of the Project, Boston Financial, shall have the right to (i) receive and review copies of all documents relating to the proposed sale, (ii) participate in the negotiations of the terms and conditions of the proposed sale, (iii) meet with the prospective purchaser (iv) solicit proposals for alternative offers for the Project and (v) provide such other services in connection with the proposed sale as it deems necessary or appropriate.

C. Except as specifically permitted in Article IXC, the Partnership may not borrow funds from any of the Investment General Partners or from any Affiliate of an Investment General Partner.

ARTICLE IV

Partners; Capital

Section 4.1 General Partners

The General Partners of the Partnership are Lewis and Canal; their addresses and Capital Contributions are set forth in the Schedule. The General Partners may make additional Capital Contributions from time to time and their Capital Accounts shall be adjusted to reflect the same.

Section 4.2 Limited Partners

A. SLP is hereby admitted to the Partnership as the Special Limited Partner; its address and Capital Contribution are set forth in the Schedule.

B. BFQH is hereby admitted to the Partnership as the Investor Limited Partner; its address and Capital Contributions are set forth in the Schedule. The payment of its Capital Contribution is governed by Section 5.1.

C. The Withdrawing Limited Partner hereby withdraws as a Limited Partner and acknowledges that he has no further claims against the Partnership in respect of his Limited Partnership Interest.

Section 4.3 Partnership Capital and Capital Accounts

A. The capital of the Partnership shall be the aggregate amount of the cash and the agreed value of property contributed by the General Partners and by the Limited Partners as set forth in the Schedule. No interest shall be paid by the Partnership on any Capital Contribution to the Partnership. The Schedule shall be amended from time to time to reflect the withdrawal or admission of Partners, any changes in the Partnership Interests held by a Partner arising from the transfer of a Partnership Interest to or by such Partner and any change in the amounts to be contributed or agreed to be contributed by any Partner.

B. An individual Capital Account shall be established and maintained for each Partner, including any additional or substituted Partner who shall hereafter receive an interest in the Partnership. The Capital Account of each Partner shall be maintained in accordance with the following provisions:

(i) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits, and any items in the nature of income or gain that are specially allocated pursuant to Section 10.5 hereof, and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership Property distributed to such Partner;

(ii) To each Partner's Capital Account there shall be debited the amount of cash and the Book Value of any Partnership Property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated pursuant to Section 10.5 hereof, and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

In the event the Book Values of Partnership assets are adjusted pursuant to this Agreement, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

C. The original Capital Account established for any substituted Partner shall be in the same amount as, and shall replace, the adjusted Capital Account of the Partner which such substituted Partner succeeds, and, for the purposes of the Agreement, such substituted Partner shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Partner which such substituted Partner succeeds. The term "substituted Partner," as used in this paragraph, shall mean a Person who shall become entitled to receive a share of the Profits, Losses, Tax Credits and distributions of the Partnership by reason of such Person succeeding to the Partnership Interest of a Partner by assignment of all or any part of a Partnership Interest. To the extent a substituted Partner receives less than 100% of the Partnership Interest of a Partner, his Capital Account and Capital Contribution shall be in proportion to the Partnership Interest he receives, and the Capital Account and Capital Contribution of the Partner who retains a partial interest in the Partnership shall continue, and not be replaced, in proportion to the Partnership Interest he retains.

D. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of the Capital Accounts are intended to comply with the Allocation Regulations, and shall be interpreted and applied in a manner consistent with such Allocation Regulations. In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the Allocation Regulations, the General Partners may make such modification, subject to the provisions of Section 10.7. The General Partners shall adjust the amounts debited or credited to Capital Accounts with respect to (i) any property contributed to the Partnership or distributed to the Partners, and (ii) any liabilities that are secured by such contributed or distributed property that are assumed by the Partnership or the Partners, in the event the General Partners shall determine such adjustments are necessary or appropriate pursuant to Section 1.704-1(b)(2)(iv) of the Allocation Regulations. Subject to the provisions of Section 10.7, the General Partners also shall make any appropriate modifications in the event unanticipated events

might otherwise cause this Agreement not to comply with the Allocation Regulations.

Section 4.4 Withdrawal of Capital

A Partner shall not have the right to withdraw from the Partnership all or any part of its Capital Contribution. No Partner shall have any right to demand and receive property of the Partnership in return for its Capital Contribution, except as may be specifically provided in this Agreement. Except as provided in the Purchase Agreement, no Partner shall be entitled to demand a redemption or repurchase of his or its Partnership Interest. Any return of Capital Contributions to the Partners pursuant to this Agreement shall be solely from Partnership assets, and the General Partners shall not be personally liable for any such return.

Section 4.5 Liability of Limited Partners

No Limited Partner shall be liable for any debts, liabilities, contracts, or obligations of the Partnership. A Limited Partner shall be liable only to make payments of its Capital Contributions as and when due hereunder. After its Capital Contributions shall be fully paid, no Limited Partner shall, except as otherwise required by the Uniform Act, be required to make any further Capital Contributions or payments or lend any funds to the Partnership.

Section 4.6 Additional Limited Partners

A. The General Partners may admit additional Limited Partners only (i) with the Consent of the Investor Limited Partner or (ii) as permitted by Article VIII.

B. Any incoming Limited Partner shall, by its execution of this Agreement and as a condition of receiving any interest in the Partnership's property, agree to be bound by the Commitments to the same extent and on the same terms as the other Limited Partners.

C. Upon the admission of any additional Limited Partners, an amendment to the Certificate, reflecting such admission, shall be filed with the appropriate Governmental Authority if and to the extent required by law. Such amendment shall amend the Schedule to reflect the names, addresses and Capital Contributions of such additional Limited Partners, and shall set forth the agreement of such additional Limited Partners to be bound by all the provisions of this Agreement.

Section 4.7 Certain Restricted Rights of Investor Limited Partner

A. Subject to the provisions hereinafter set forth in this Section 4.7, and to the Regulations, in addition to the other rights provided for in this Agreement, the Investor Limited Partner, acting by Consent of the Investor Limited Partner, shall have the further right:

(i) to remove any or all of the General Partners and elect one or more new General Partners;

(ii) to amend this Agreement subject to the provisions of Section 13.12: provided that such amendment (a) shall not in any manner allow the Limited Partners to take any action which would constitute their taking part in the control of the Partnership's business within the meaning of the Uniform Act, and (b) shall not, without the consent of any General Partner affected, alter the rights, powers or duties of the affected General Partner or his or its interest in Profits or Losses, Tax Credits or distributions or alter any of the provisions of Section 4.7B.;

(iii) to dissolve the Partnership; and

(iv) to approve or disapprove the sale of all or substantially all of the assets of the Partnership.

provided, however, that no such action under the preceding clauses (i) or (ii) shall (1) affect the rights of any General Partner or an Affiliate to receive any fees payable under this Agreement, or any Profits, Losses, Tax Credits, Cash Flow and other distributions of the Partnership except as may be required under Section 10.4A or 10.5N, (2) increase the liability of any Partner without its prior written consent, or (3) increase the Capital Contribution of any Partner or in any way alter his or its share of Profits, Losses, Tax Credits, Cash Flow and other distributions without its prior written consent.

B. Any General Partner removed pursuant to this Section 4.7 shall, upon such removal, become a Special Limited Partner with the following restricted rights, and as such shall not have any right to participate in the management of the affairs of the Partnership or in any action required or permitted to be taken by the Limited Partners hereunder, and shall not be entitled to any portion of the Profits or Losses, Tax Credits, Cash Flow or other distributions payable to the class comprised of Special Limited Partners in his capacity as such Special Limited Partner hereunder, but such Person shall retain the share of the capital, Profits or Losses, Tax Credits, Cash Flow and fees and distributions which he would otherwise have received in his capacity as a General Partner hereunder; provided, however, that the Investor Limited Partner or any successor General Partner proposed by it shall have the option, but not the obligation, to acquire the Partnership Interest of any General Partner so removed upon payment of the agreed on fair market value of such

Partnership Interest determined by agreement of the former General Partner and the Partnership, or, if they cannot agree, by Arbitration. The expense of such Arbitration shall be borne equally by the former General Partner and the Partnership, except that each party shall bear the costs of its legal counsel. Such fair market value shall be represented by an unsecured promissory note, payable by the Investor Limited Partner or the successor General Partner in five equal annual installments, without interest, the first such installment to be paid on the first anniversary of the date of determination of such value as aforesaid. Notwithstanding the foregoing, if a General Partner is removed by the Limited Partners for cause, or if a General Partner has voluntarily withdrawn from the Partnership in contravention of the terms of this Agreement, the purchase price paid to such General Partner for its interest shall be reduced by an amount determined by an arbitrator mutually agreeable to counsel to the Partnership and counsel for the General Partners to adequately compensate the Partnership for the action of such General Partner leading to its removal, or for the fact of its violation of the terms of this Agreement. A General Partner so removed will not be liable for any obligations of the Partnership or to the Limited Partners incurred after the effective date of his removal.

C. Upon written request to the General Partners by Investor Limited Partners whose aggregate Capital Contributions represent at least 10% of the Investor Limited Partner Class Contribution, the General Partners shall call a meeting of the Investor Limited Partners for any matters for which the Limited Partners may vote, as set forth herein. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the General Partners shall provide all Limited Partners within ten days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after receipt of said request, at a time and place convenient to the Limited Partners.

D. Any Partner may request from the Partnership at any time a list of the names, addresses and Partnership Interests of all Limited Partners.

ARTICLE V

Capital Contributions
of Investor Limited Partner

Section 5.1 Payment of Capital Contributions

A. The Investor Limited Partner shall contribute as its Capital Contribution the aggregate sum of $5,000,000, payable as follows:

(i) The sum of $3,750,000 (the "First Installment") shall be payable on the Admission Date.

(ii) The sum of $1,250,000 (the "Second Installment") shall be payable on the Completion Date.

B. The aggregate amount of the Capital Contribution of the Investor Limited Partner shall be subject to reduction in the manner provided in this Section 5.1B. Except as hereinafter provided, any reduction shall be made to the portion of such Capital Contribution being held in escrow at the time of determination thereof, to the extent that such amount is adequate to cover such reduction or shall be reflected in a decrease in the amount of the Second Installment. No portion of the proceeds of the First Installment held in escrow shall be subject to reduction or otherwise disbursed except in accordance with the terms of the Completion Escrow Agreement. If an event which otherwise would result in a reduction to the Investor Limited Partner's Capital Contribution occurs subsequent to the Completion Date, the provisions of Section 5.1B(vi) shall apply.

(i) If the Accountants shall determine that the amount of the "Annual Credit" (as hereinafter defined) is less than $944,945 then the Capital Contributions of the Investor Limited Partner shall be reduced by $676 for each $100 that the Annual Credit is less than $944,945.

(ii) If there shall be a Final Determination that the amount of the Annual Credit is less than $944,945 then the Capital Contributions of the Investor Limited Partner shall be reduced in the aggregate by $676 for each $100 that the Annual Credit is less than $944,945; provided, however, that no adjustment shall be made pursuant to this paragraph (ii) with respect to a reduction in the Annual Credit for which an adjustment has previously been made pursuant to paragraph (i) above.

(iii) For the purposes of this Section 5.1B, the term "Annual Credit" shall mean the amount of the aggregate annual Low-Income Housing Credit allowable to the Partners under Section 38 as determined under Section 42(a) of the

Code; provided, however, that in determining such amount the following adjustments shall be made:

(a) No amount of any increase in the credit allowable pursuant to Section 42(f)(3) of the Code shall be considered in determining the Annual Credit unless such increase is allowable during the second taxable year of the "credit period".

(b) The Annual Credit shall be determined without regard to the following provisions of Section 42 of the Code: (x) the adjustments to the amount allowable for the first taxable year of the "credit period" pursuant to Sections 42(f)(2) or 42(f)(3)(B) of the Code; (y) any reduction to the number of "low-income units" which occurs subsequent to the second taxable year of the "credit period"; or (z) a failure of a portion of the Project to qualify as a "qualified low-income building" which occurs subsequent to the second taxable year of the "credit period".

(iv) No reduction made after the Admission Date shall be made pursuant to paragraphs (i), (ii) or (iii) above unless it would result in an aggregate decrease in the Capital Contribution of the Investor Limited Partner of $10,000 or more.

(v) In the event of a repurchase under the Purchase Agreement, no further adjustments shall be made under this Section 5.1B.

(vi) If any event occurs or determination is made subsequent to the Completion Date which otherwise would result in a reduction to the Capital Contributions of the Investor Limited Partner under this Section 5.1B, the amount which otherwise would constitute a reduction shall be paid by the General Partners or the Developer to the Investor Limited Partner as damages for a breach of the representation and warranty set forth in Section 6.5(xvii). If the amount held in escrow pursuant to the Development Escrow Agreement is sufficient to make such payment, the payment shall be made from the Escrow Account in accordance with the terms of the Development Escrow Agreement. If the amount held in escrow is insufficient to make such payment, the General Partners or the Developer shall make such payment to the Investor Limited Partner within thirty (30) days of the date of the event or determination in question. Any such payment by the General Partners or the Developer shall not constitute a Capital Contribution, loan or

advance to the Partnership, shall not be reimbursable by the Partnership and shall not constitute an adjustment to the Capital Contributions of the Investor Limited Partner.

(vii) In the event that a claim is made by the Service (a "Claim") upon audit which, if successful, would result in an adjustment to the Capital Contributions of the Investor Limited Partner or the payment of damages pursuant to this Section 5.1B, the Managing General Partner, in his or its capacity as the TMP, shall, within thirty (30) days after receiving notice of such Claim, notify the Investor Limited Partner of the Claim (such notice being referred to as a "Claim Notice") and request that the Investor Limited Partner notify the Partnership of its intention either to contest such Claim or to accept the same. If the Investor Limited Partner elects to contest such Claim, the TMP shall take such action in contesting such Claim on behalf of the Partnership and the Investor Limited Partner as it reasonably deems necessary. In such event, all third party costs and expenses incurred by the TMP in connection with such matter shall be borne by the Partnership and/or the Partners in accordance with the provisions of Section 12.6D. The failure of the Investor Limited Partner, within thirty (30) days after the date of the Claim Notice, to notify the Partnership of their intention to contest such Claim shall be deemed to be a decision to accept the same.

In the event that the Investor Limited Partner elects to accept such Claim, the General Partners may nevertheless contest the Claim by appropriate proceedings, <u>provided, however</u>, that if, following the contesting of such Claim by the General Partners, all or a portion of the Claim is sustained in a Final Determination, then, in addition to the adjustments referred to in the foregoing provisions of this Section 5.1B, the General Partners shall pay to the Investor Limited Partner an amount equal to the interest assessed against the Investor Limited Partner for the period commencing on the date of the Claim Notice and ending on the date of the Final Determination on the underpayment of tax determined in such Final Determination.

If, following a decision by the General Partners to contest a Claim, more than 50% of the deficiency amount specified in the Claim is sustained in a Final Determination, the costs and expenses of contesting the Claim shall be borne solely by the General Partners. If such Final Determination results in less than 50% of the deficiency amount specified in the Claim being upheld, the costs and expenses of contesting the Claim shall be borne by the

Partnership and/or the Partners in accordance with the provisions of Section 12.6D.

C. The payment of the Installments and the release of funds being held in escrow shall be subject to the following conditions:

(i) The General Partners shall have executed and delivered to the Investor Limited Partner a true and correct certificate (the "Payment Certificate"), dated not more than five days prior to the date any Capital Contributions are to be paid or released to the Partnership pursuant to Section 5.1A hereof, stating that all preconditions, representations, warranties and agreements applicable to the payment or release of such Capital Contributions have been satisfied, provided, however, that if the representation and warranty set forth in clause (xvi) of Section 6.5A is not true on the due date of the release of any proceeds under the terms of the Escrow Agreement, such proceeds shall nevertheless be released, subject however, to the adjustments and payments described in Section 5.1B.

(ii) In the case of the First Installment, all Requisite Approvals to the admission of BFQH as Investor Limited Partner pursuant to this Agreement shall have been obtained.

(iii) In the case of the First Installment, the Investor Limited Partner shall have received opinions of Partnership Counsel satisfactory to Special Tax Counsel.

(iv) In the case of the Second Installment, the Completion Date shall have occurred.

(v) Each of the representations, warranties and agreements set forth in Section 6.5 shall be true and correct or complied with, as the case may be.

(vi) No event shall have occurred which would permit BFQH to give an Election Notice under the Purchase Agreement.

(vii) No event shall have occurred which suspends or terminates the obligations of the Investor Limited Partner to pay Installments under the provisions of Section 7.5 which has not been cured as therein provided.

D. Notwithstanding the foregoing, if the Second Installment has not become due because of a failure to satisfy any condition to the payment

thereof, but such condition can be satisfied by the payment of money, then in the discretion of the Investor Limited Partner such Installment may be collected notwithstanding the failure to satisfy such condition, provided that when such Installment is released from escrow (A) the amount required to satisfy such condition is disbursed directly to the requisite parties for the purpose of satisfying such condition, and (B) any acceleration of maturity of indebtedness and any other default and any action or proceeding which was the basis of the failure to satisfy such condition or which resulted from such failure has been effectively waived and, in the case of any such action or proceedings, terminated with prejudice.

Section 5.2 Security Interest

The Investor Limited Partner hereby grants to the Partnership a security interest in the Investor Limited Partner's Partnership Interest as collateral security for the payment, when due in accordance with this Agreement of the Second Installment. Upon any default by the Investor Limited Partner in the payment of the Second Installment as and when so due and payable, the Partnership or its assignee shall have all the rights and remedies, with respect to the security interest hereby granted by such Investor Limited Partner, of a secured party under Article 9 of the Uniform Commercial Code as in effect in the State. The exercise of such right to foreclose such security interest shall not be deemed to be an election of remedies and shall be in addition to, but not in lieu of, any other remedy the Partnership may have at law or in equity; the defaulting Investor Limited Partner shall remain liable, notwithstanding any such enforcement of such security interest, for any amount by which the proceeds of any disposition of its Partnership Interest upon such exercise is less than the amount of Capital Contributions which are actually owed by such Investor Limited Partner from time to time plus the costs and expenses of the Partnership, including reasonable attorney's fees, in connection with such enforcement. Upon request the Investor Limited Partner will execute a UCC-1 financing statement evidencing the security interest granted hereby and will deliver such statement to the Partnership.

Section 5.3 Use of Proceeds of Capital Contributions

The Partnership shall apply the proceeds of the Capital Contributions of the Investor Limited Partner, as follows:

A. From the proceeds of the First Installment, the amount of $675,000 shall be deposited in escrow and held and disbursed in accordance with the terms and conditions of the Completion Escrow Agreement.

B. The amount of $1,569,524 will be used by the Partnership to pay the Development Fee to the Developer pursuant to the Development Agreement or to reimburse the Developer for Development Advances.

C. The balance will be used for the purposes set forth in the Development Agreement.

D. In the event that any Installment of the Capital Contributions of the Investor Limited Partner is reduced pursuant to Section 5.1B above, the amounts set forth in Section 5.3B above shall be correspondingly reduced.

E. If on the Completion Date for the Project it is determined that any amounts intended to be applied to the payment of Development Costs under Sections 5.3B or 5.3C above are not required to pay such Development Costs, the amount of the Development Fee will be increased and such amounts will instead be used to pay such increase to the Development Fee under the Development Agreement. If it is determined that the amounts set forth above are insufficient to pay all Development Costs, the amount of the Development Fee will be reduced and such amounts will instead be used to pay Development Costs, as set forth in the Development Agreement.

ARTICLE VI

Rights, Powers and Duties of the General Partners

Section 6.1 Restrictions on Authority

A. Notwithstanding any other provisions of this Agreement, the General Partners shall have no authority to perform any act in respect of the Partnership or the Project in violation of (i) the Regulations or any other applicable law and regulations, or (ii) any agreement between the Partnership and HUD, SCSHA or the Lender, provided, however, that nothing contained in this Section 6.1A shall prevent the General Partners from performing any duties described herein or from having and exercising such rights and powers as are granted to the General Partners pursuant to this Agreement, the Related Agreements or the Project Documents.

B. The General Partners shall not have any authority to do any of the following acts without the Consent of the Investor Limited Partner and, if required, any Requisite Approvals:

(i) to incur indebtedness for money borrowed on the general credit of the Partnership in excess of $100,000, except (x) as specifically permitted by Article IX, (y) loans secured by the pledge in whole or in part of the Capital Contributions of the Investor Limited Partners, provided that it shall be a condition of any such loan that, as far as Partnership liability is concerned, the lender shall agree not to look to any other property of the Partnership in a judicial or forced sale proceeding or otherwise to satisfy any such liability and, provided further, that if any such loan is made, the General Partners shall indemnify and hold harmless the Partnership from and against any payment required to be made by the Partnership on account of such loan or,

(ii) following completion of the construction and rehabilitation of the Improvements, to construct any new capital improvements, or to replace any existing capital improvements if construction or replacement would substantially alter the character or use of the Property, or

(iii) to acquire any real property in addition to the Property (other than easements or similar rights necessary or convenient for the operation of the Project), or

(iv) except as specifically provided in the Project Documents, to become personally liable on, or to guarantee, or to permit any Related Person to become personally liable

on or to guarantee, the Note or the Mortgage or otherwise to become personally liable for or to permit any Related Person to become personally liable for, the payment of the indebtedness secured thereby, or

(v) to cause the Partnership to make any loan or advance to any Person (for purposes of this clause, accounts receivable in the ordinary course of business from Persons other than the General Partners or their Affiliates shall not be deemed to be advances or loans), or

(vi) to lease any apartment unit in the Project to other than qualified low-income tenants or otherwise operate the Project in such a manner or take any action which could cause any dwelling unit in the Project to fail to be treated as a qualified low-income housing unit under Section 42(g) of the Code; or

(vii) to refinance the Mortgage Loan, or to sell or convey the Property, except as provided in Section 3.3, and except that the General Partners may cause the Partnership to grant easements and similar rights affecting the Land to obtain utility services for the Project or for other purposes necessary or convenient for the operation of the Project.

C. The General Partners shall not (i) cause the Partnership to utilize Cash Flow to acquire interests in other limited partnerships or (ii) cause the Partnership to invest the proceeds of any sale or refinancing of the Project unless a sufficient portion thereof is distributed to the Investment Partnership to enable each limited partner thereof, assuming that he is in a combined federal, state and local marginal income tax bracket of 30%, to pay the federal, state and local income tax liability arising from the sale or refinancing which generated such proceeds, and in any event sale or refinancing proceeds shall not be reinvested following the second anniversary of the first day of the calendar quarter in which the final closing of the admission of limited partners into the Investor Limited Partner occurs, except to the extent of any reserves retained therefrom.

Section 6.2 <u>Personal Services and Competition</u>.

A. The General Partners shall receive no compensation for their services as General Partners except as specifically provided in this Agreement.

B. Any Partner or any Affiliate of a Partner may engage independently or with others in other business ventures of any nature and description, including, without limitation, the rendering of advice or services of any kind to the Partnership or to other investors and Entities and the making or management of other investments. Nothing in this Agreement shall be deemed to

prohibit any General Partner or any Affiliate of any General Partner from dealing, or otherwise engaging in business with, the Partnership, or persons transacting business with the Partnership, or from providing services relating to the purchase, sale, financing, management, development, or operation of real property and receiving compensation therefor, not involving any rebate or reciprocal arrangement which would have the effect of circumventing any restriction set forth herein upon dealing with any General Partner or any Affiliate of a General Partner. Subject to the restrictions contained in this Agreement, the General Partners may, for, in the name and on behalf of, the Partnership, enter into agreements or contracts for performance of services for the Partnership as an independent contractor with a General Partner or an Affiliate thereof and the General Partners may obligate the Partnership to pay compensation for and on account of any such services; provided, however, that unless the terms of such compensation and/or services are specified in this Agreement, such compensation and services shall be on terms not less favorable to the Partnership than if such compensation and services were paid to and/or performed by a person who was not a General Partner or an Affiliate thereof. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement or the partnership relationship created hereby, in or to any such ventures or activities or to the income or proceeds derived therefrom, and the pursuit of any such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. No General Partner or Affiliate shall be obligated to present any particular investment opportunity to the Partnership even if the opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and the General Partners and their Affiliates shall each have the right to take for its own account (individually or as a trustee, partner or fiduciary) or to recommend to others any particular investment opportunity.

Section 6.3 Business Management and Control; Designation of Managing General Partners; Certain Rights of SLP

A. The General Partners shall have the exclusive right to manage the business of the Partnership and, except as otherwise specifically provided herein, shall have all of the rights and powers granted to general partners pursuant to the provisions of the Uniform Act. No Limited Partner (except one who may also be a General Partner, and then only in his capacity as General Partner) shall (i) have any authority or right to act for or bind the Partnership, or (ii) except as required by law, participate in or have any control over the Partnership business. The Limited Partners hereby consent to the exercise by the General Partners of the powers conferred on them by this Agreement. Any action required or permitted to be taken by a corporate General Partner hereunder may be taken by such of its proper officers or agent as it may validly designate for such purpose.

B. The powers and duties of the General Partners hereunder shall be exercised in the first instance by the Managing General Partners who, subject to the terms and provisions of this Agreement, shall collectively manage the business and affairs of the Partnership. Each Managing General Partner is

hereby authorized to execute and deliver in the name and on behalf of the Partnership all such documents and papers (including any required by the Agency) as such Managing General Partner deems necessary or desirable in carrying out such duties hereunder; Lewis is hereby designated as the initial Managing General Partner; if he shall become unable to serve in such capacity or shall cease to be a General Partner, the remaining General Partners (if any) may from time to time designate from among themselves by consent one or more substitute or additional Managing General Partners. If for any reason no designation is in effect, the powers of the Managing General Partners shall be exercised by the majority consent of any remaining General Partners. A designation of a Successor as Managing General Partner or the designation of an additional Managing General Partner pursuant to Section 7.5 shall supersede any designation or other exercise of rights pursuant to this Section 6.3B. Any action required or permitted to be taken by a corporate General Partner hereunder may be taken by such of its proper officers or agents as it shall validly designate for such purpose.

C. Each contract, deed, mortgage, lease and other instrument executed by any General Partner so authorized shall be conclusive evidence in favor of every Person relying thereon or claiming thereunder that at the time of the delivery thereof (a) this Partnership was in existence, (b) this Agreement had not been terminated or cancelled or amended in any manner so as to restrict such authority (except as shown in certificates or other instruments duly filed in the Filing Office), and (c) the execution and delivery of such instruments were duly authorized by the General Partners. Any Person dealing with the Partnership or a General Partner may always rely on a certificate signed by a General Partner hereunder:

(i) as to who are the General Partner(s) or Limited Partners hereunder,

(ii) as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the General Partner(s) or in any other manner germane to the affairs of this Partnership,

(iii) as to who is authorized to execute and deliver any instrument or document of the Partnership,

(iv) as to the authenticity of any copy of this Agreement and amendments thereto, or

(v) as to any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

D. In the event that the Partnership is in material default of any of its obligations under the Commitments, which default, in the reasonable judgment of SLP, threatens an assignment or foreclosure of the Mortgage, or any General

Partner is in default in any material respect under any of their obligations under this Agreement or the Purchase Agreement, or if a sole General Partner shall Retire, SLP may, at its election, give notice of such event or default to the General Partners (except in the case of the Retirement of a sole General Partner, in which case no such notice shall be required and the rights of SLP set forth in this Section 6.3D shall be immediately exercisable). If such default is not cured within 10 business days of such notice (or cured within a reasonable time in the event it is impossible to cure such default within such 10-day period, provided that the General Partners are diligently and in good faith seeking to cure such default and there has been no assignment of or institution of proceedings to foreclose the Mortgage), SLP, or any Entity of which a majority of the stock or beneficial interest is owned, directly or indirectly, by SLP or Boston Financial, may, with the Consent of the Investor Limited Partner, elect to become an additional General Partner with all the rights and privileges of a General Partner. SLP shall provide the General Partners with true and correct copies of the written instruments evidencing such Consent of the Investor Limited Partner within 10 days after SLP's receipt thereof. Upon such election by SLP or such other Entity and such Consent, SLP or such other Entity shall automatically become and shall be deemed to be a General Partner and each Partner hereby irrevocably appoints SLP (with full power of substitution) as the attorney-in-fact of such Partner for the purpose of executing, acknowledging, swearing to, recording and/or filing any amendment to this Agreement and the Certificate necessary or appropriate to confirm the foregoing. If SLP or such other Entity shall become an additional General Partner as herein stated, its interest in the Partnership shall not be increased as a result thereof (except as set forth in Sections 10.4A and 10.50 and except that SLP may assign its Partnership Interest to such Entity). In the event of the admission of SLP or such Entity as a General Partner pursuant to this Section 6.3D, and if there are then any other General Partners, SLP or such other Entity shall have managerial rights, authority and voting rights of 51% on any matters to be decided or voted upon by the General Partners or the Managing General Partners, as the case may be, and the rights and authority of the remaining General Partners or the Managing General Partners, as the case may be, shall be deemed equally divided among them.

Section 6.4 <u>Duties and Obligations of the General Partners</u>

A. The General Partners shall use their best efforts to carry out the purposes, business and objectives of the Partnership referred to in Section 2.3, and shall devote to Partnership business such time and effort as shall be reasonably required, in their sole discretion, for its welfare and success, including such of their time as may be necessary to (i) supervise the activities of the management and rental agent for the Project, (ii) make inspections of the Project to determine if the Project is being properly maintained and that necessary repairs are being made thereto, (iii) prepare or cause to be prepared all reports of operations which are to be furnished to the Partners or which are required by the the Lender, HUD and all taxing bodies or any other appropriate Governmental Authorities, (iv) elect to defer the commence-

ment of the credit period for all or any portion of the Low-Income Housing Credit allowable to the Partners under Section 42(f)(1) of the Code, to the extent that any such deferral may be in the best economic interest of the Investor Limited Partner, (v) cause the property to be insured against fire and other risks covered by such insurance in the maximum amount required by the Lender, SCSHA or HUD or, following termination of the Regulatory Agreement, good management practices, (vi) obtain and keep in force during the term of the Partnership business or rental interruption, workmen's compensation and public liability insurance for the benefit of the Partnership and its Partners in amounts from time to time reasonably acceptable to the Lender, SCSHA and the Insurance Consultant, (vii) enforce all contracts entered into for the benefit of the Partnership, and (viii) do all other things which may be necessary to manage the affairs and business of the Partnership. All of the insurance policies required by this Section 6.4A shall (x) be written by insurance companies rated A or better by Best's, (y) as to liability insurance policies, include BFQH as a named insured, and (z) include a provision requiring the insurance company to notify BFQH in writing 30 days prior to the cancellation of any such policy. In addition, the General Partners shall promptly provide BFQH or its representatives with copies of such insurance policies upon request from time to time. The General Partners shall review regularly all of the Partnership and Project insurance coverage to insure that it is adequate. In particular, the General Partners shall review at least annually the insurance coverage required by Section 6.4A(v) to insure that it is in an amount at least equal to the then current full replacement value of the Improvements. Further, in the event of any casualty, to the extent required by this Agreement or any Related Agreement, and provided that the insurance proceeds shall be made available therefor, the General Partners shall repair any damage to the Project which was caused by such event, so as to restore the Project (as nearly as possible) to the condition and market value thereof immediately prior to such occurrence.

B. Subject to the terms of the Regulatory Agreement and any Requisite Approvals, the General Partners shall use reasonable efforts consistent with sound management practice to maximize the Cash Flow available for distribution to the Partners, including, if necessary, seeking any necessary approvals of rent increases, and implementing appropriate adjustments in the rent schedule of the Property, subject to the requirements of Section 42(g)(2) of the Code.

C. The General Partners shall take (and shall cause the Management Agent to take) all required steps to qualify the entire Project during the compliance period (as defined in Section 42(i)(1) of the Code) as a "qualified low-income housing project" under Section 42(g)(1) of the Code as such section of the Code is interpreted from time to time in Treasury Regulations and rulings promulgated thereunder. The General Partners shall not take any action which would cause the termination or discontinuance of the qualification of the Project as a "qualified low income housing project" under Section 42(g)(1) of the Code or which would cause the recapture of any Low-Income Housing Credit under the Code without the Consent of the Investor Limited Partner.

D. The General Partners shall prepare and submit to the Secretary of the Treasury (or any other governmental authority designated for such purpose), on a timely basis, any and all annual reports, information returns and other certifications and information required (i) to insure that the Partnership (and its Partners) will continue to qualify for the Low-Income Housing Credit and (ii) to avoid recapture of such credit or the imposition of penalties or interest on the Partnership or any of its Partners for failure to comply with the requirements of Section 42 of the Code.

E. The General Partners agree that, except as provided in or contemplated by the Commitments, neither they nor any Related Person will at any time become personally liable for payment of the Mortgage Loan. The General Partners agree that they will not cause any Limited Partner at any time to become personally liable for payment or performance under the Note or Mortgage, provided, however, that the Limited Partners shall be liable for the performance of their obligations set forth in this Agreement. Each Limited Partner agrees not to take any action which would render him (or any Related Person) personally liable for payment of the Mortgage Loan.

F. The General Partners shall at all times maintain such net worth and shall take such additional steps as may be necessary to satisfy the Designated Net Worth Standard.

G. The General Partners shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control. The General Partners shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

H. No General Partner shall contract away the fiduciary duty owed at common law to the Limited Partners.

I. The General Partners shall not cause the Partnership to reinvest (i) Cash Flow (other than amounts set aside for Partnership Reserve accounts as provided in Section 10.2B(i)(b)) or (ii) proceeds from a Capital Transaction, except to fund any Partnership Reserves for contingent liabilities as provided in clause "Second" of Section 10.2C.

J. Any Affiliate of a General Partner rendering services to the Partnership must comply with the requirements as to experience of such Affiliate contained in Section 11.A. of the NASAA Guidelines.

K. The General Partners shall (i) not store (except in compliance with all laws, ordinances, and regulations pertaining thereto), or dispose of any Hazardous Material at the Project, or at or on any other Site owned, occupied, or operated either by any General Partners, any Affiliate of a General Partner, or any Person for whose conduct any General Partner is or was responsible; (ii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Material (except in compliance with all laws,

ordinances, and regulations pertaining thereto); (iii) provide the Limited Partners with written notice (x) upon any General Partner's obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Material at or from the Project or any other Site owned, occcupied, or operated by any General Partner; (y) upon any General Partner's receipt of any notice to such effect from any Federal, state, or other Governmental Authority; and (z) upon any General Partner's obtaining knowledge of any incurrence of any expense or loss by any such Governmental Authority in connection with the assessment, containment, or removal of any Hazardous Material for which expense or loss any General Partner may be liable or for which expense or loss a lien may be imposed on the Project.

L. If the General Partners become aware of the presence of levels of Hazardous Substances in concentrations and under conditions deemed detrimental to human health by, and in quantities or proportions that exceed safe limits for such substance established by Hazardous Substance Laws, the General Partners shall (i) notify all Partners of such situation and (ii) take all, actions necessary to correct such situation as expeditiously as possible and to prevent the Project from being in violation of any Hazardous Substance Laws provided, however, that the General Partners may use Partnership funds for such purposes (to the extent permissible under the applicable Regulations), and shall not be required by the provisions hereof to use their own personal funds, except as may be required pursuant to this Agreement.

Section 6.5 <u>Representations and Warranties of the General Partners; Certain Indemnities</u>

A. Each of the General Partners hereby represents and warrants to the Special Limited Partner and to the Investor Limited Partner that the following are true as of the date hereof (unless such representation and warranty by its terms applies only to an earlier date or to a later date); in addition, each of the General Partners will be required to represent and warrant to the Special Limited Partner and the Investor Limited Partner that the following are true on the due dates for the Second Installment and on the date of the release of any amounts from the Escrow Account:

(i) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all recording requirements with the proper authorities in the State necessary to establish the limited liability of the Limited Partners as provided herein.

(ii) No litigation or proceeding against the Partnership, the General Partners, the Developer or the Builder or any other litigation or proceeding directly affecting the Project is pending before any court, administrative agency or other governmental authority which would, if adversely determined, have a material adverse

effect on the Partnership, the General Partners, the Developer, the Builder or their respective business or operations, except for such matters as to which, in the opinion of Partnership Counsel or Designated Counsel, it is unlikely that such a determination would be materially adverse to the Partnership or the General Partners.

(iii) No default by the General Partners, the Developer or any Affiliate thereof having any relationship with the Project, or the Partnership, in any material respect has occurred or is continuing (nor has there occurred any continuing event which, with the giving of notice or the passage of time or both, would constitute such a default in any material respect) under any of the Project Documents, and the Project Documents are in full force and effect (except to the extent fully performed in accordance with their respective terms).

(iv) No Partner or Related Person thereof bears the economic risk of loss with respect to the indebtedness evidenced by the Note and secured by the Mortgage, except as permitted by Section 3.1.

(v) All material building, zoning and other applicable certificates, permits and licenses necessary to permit the construction, rehabilitation, use, occupancy and operation of the Project have been or will, at the time required, be obtained (other than, prior to completion of the Project or a specified portion thereof, such as are issuable only on the completion of the Project or such specified portion thereof); and neither the Partnership nor any General Partner has received any notice or have any knowledge of any violation with respect to the Project of any law, rule, regulation, order or decree of any governmental authority having jurisdiction which would have a material adverse effect on the Project or the construction, rehabilitation, use or occupancy thereof, except for violations which have been cured and notices or citations which have been withdrawn or set aside by the issuing agency or by an order of a court of competent jurisdiction.

(vi) The Partnership owns the fee simple interest in the Property and has good and marketable title to the Project, free and clear of any liens, charges or encumbrances other than the Mortgage, matters set forth in the Title Policy, encumbrances the Partnership is permitted to create under Section 2.4 and mechanic's or other liens which have been bonded against in such a manner as to

preclude the holder of such lien from having any recourse to the Property or the Partnership for payment of any debt secured thereby.

(vii) The execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken or to be made or taken, pertaining to the Partnership or the Project by each of the General Partners (if it is a corporation) and, to the Best Knowledge of the General Partners, the Builder, have been or will be duly authorized by all necessary corporate or other action, and the consummation of any such transactions with or on behalf of the Partnership will not constitute a breach or violation of, or a default under, the charter or by-laws of any such corporation or any agreement by which any such corporation or any of its properties is bound, nor constitute a violation of any law, administrative regulation or court decree.

(viii) None of the General Partners is in default in any material respect in the observance or performance of any provision of this Agreement to be observed or performed by the General Partners.

(ix) The Developer is not in default in any material respect in the observance or performance of any provision of this Agreement, the Development Agreement or the Development Escrow Agreement to be observed or performed by the Developer.

(x) The Purchase Agreement, the Development Agreement, the Development Escrow Agreement and the Completion Escrow Agreement have been duly authorized and duly executed by the General Partners and/or the Developer, as the case may be, and no default in any material respect has occurred or is continuing (nor has there occurred any event which, with the giving of notice or the passage of time, or both, would constitute such a default in any material respect) thereunder.

(xi) No Event of Bankruptcy has occurred as to the Partnership or a General Partner, unless such Event of Bankruptcy has been cured pursuant to Section 7.5 of this Agreement.

(xii) The Credit Commitment has not been terminated and, to their Best Knowledge, no default thereunder on the part of the Partnership has occurred and is continuing, (nor has there occurred any event which, with the giving of

notice or the passage of time, or both, would constitute such a default in any material respect).

(xiii) The General Partners will use their best efforts to insure that on the Completion Date, the entire Project will qualify as a "qualified low-income housing project" under Section 42(g) of the Code and all apartment units in the Project will qualify as "low income" apartment units under Section 42 of the Code, as and when such units are occupied.

(xiv) The General Partners satisfy the Designated Net Worth Standard.

(xv) All tax returns and Form K-1's due under Section 12.1(B) hereof have been properly filed and/or transmitted, as the case may be.

(xvi) Each of the General Partners has at least two years relevant real estate or other experience demonstrating the knowledge and experience to acquire and manage the Project, and each of the General Partners or any Affiliate of the General Partners providing services to the Partnership shall have at least four years relevant experience in the kind of service being rendered or shall otherwise demonstrate sufficient knowledge and experience to perform the services proposed. This representation is a continuing representation.

(xvii) The amount of the Annual Credit (as defined in Section 5.1B(iii)) shall not be less than $944,945.

(xviii) As of December 31, 1989, the Partnership's basis in the Project will be more than ten percent (10%) of the Partnership's reasonably expected basis in the Project as of December 31, 1990.

(xix) The Partnership has not been notified by a Federal, state or municipal agency that it is in Material Violation of any Hazardous Substances Laws and that such Material Violation is continuing, nor to the Best Knowledge of the General Partners does such a Material Violation exist, nor are the General Partners aware of a condition which should, in the exercise of due diligence, cause them to investigate the existence of an environmental condition of such a nature as described above. As used in this section, "Material Violation" means any violation of a Hazardous Substance Law (1) which jeopardizes the ability of the Partnership to develop, own, or operate the Project

as housing eligible for the Low-Income Housing Credit, and (2) the correction of which will require the Partnership to spend funds beyond those likely to be available to the Partnership for such purpose in the ordinary course of events.

(xx) Except as hereinafter stated, no General Partner, Affiliate of a General Partner or Person for whose conduct any General Partner is or was responsible has ever: (A) owned, occupied, or operated a Site on which any Hazardous Material was or is stored (except if such storage was or is at all times in compliance with all laws, ordinances and regulations pertaining thereto); (B) caused or was legally responsible for any release or threat of release of any Hazardous Material; or (C) received notification from any Federal, state or other Government Authority of (x) any potential, known, or threat of release of Hazardous Material from the Project or any other Site owned, occupied, or operated either by any General Partner, Affiliate of a General Partner, or Person for whose liability may result in a lien on the Project; or (y) the incurrence of any expense or loss by any such Governmental Authority or by any other Person in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from the Project or any such Site. The General Partners have removed or will remove certain oil storage tanks, asbestos and any lead paint on the Property in accordance with applicable law.

(xxi) Except as stated in clause (xix) above, to the Best Knowledge of the General Partners, no Hazardous Material was ever or is now stored on (except to the extent any such storage was at all times in compliance with all laws, ordinances, and regulations pertaining thereto), transported, or disposed of on the Land.

B. Each of the General Partners jointly and severally agree to indemnify promptly and hold harmless the Partnership and the Limited Partners from and against any and all losses, damages and liabilities which the Partnership may incur by reason of (i) the past, present or future gross negligence or willful misconduct of such General Partner or any Affiliate of such General Partner, or (ii) any liabilities to which either the Partnership or the Project is subject at the Admission Date; provided, however, that the foregoing indemnification shall not apply to the Mortgage, the Construction Contract, debts, liabilities and necessary contractual obligations normally incurred pursuant to the Commitments in connection with the construction, rehabilitation and operation of the Property, or to acts for which the General Partners are entitled to indemnification under Section 6.6.

C. In the event of a breach of the representation and warranty set forth in clause (xvii) of Section 6.5A above, and except as set forth in Section 2(a)(iii) of the Purchase Agreement, the sole recourse of the Investor Limited Partner under this Agreement shall be to receive the payment specified in Section 5.1B(vi).

Section 6.6 Indemnification

A. No General Partner or Designated Affiliate (as defined in Section 6.6E) shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of such General Partner or such Designated Affiliate if such General Partner or Designated Affiliate, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of such General Partner or such Designated Affiliate. To the full extent permitted by law, each General Partner and his or its Designed Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of such General Partner or such Designated Affiliate and were the result of a course of conduct which such General Partner or Designated Affiliate, in good faith, determined was in the best interest of the Partnership. Any indemnity under this Section 6.6 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner shall have any personal liability on account thereof, except as may be required by the Uniform Act.

B. Notwithstanding Section 6.6A, no General Partner, no Person acting as a broker-dealer, nor any Designated Affiliate shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

C. In any claim for indemnification for Federal or state securities laws violations, the party seeking such indemnification shall place before the court the positions of the Securities and Exchange Commission and of the Massachusetts Securities Division and of any other state securities administrator whose rules requires such disclosure, with respect to the issue of indemnification for securities law violations.

D. The Partnership shall not incur the costs of that portion of any insurance, other than public liability insurance, which insures any party

against any liability as to which party is herein prohibited from being indemnified. Nothing in this Section 6.6 however, shall restrict the right of the Partnership to (1) indemnify unaffiliated parties who will be performing services on behalf of the Partnership, including but not limited to consultants, engineers and experts, pursuant to any contract entered into by a General Partner on behalf of the Partnership in order to carry out the objectives of the Partnership, or (2) apply Partnership funds, including, without limitation, proceeds of public liability insurance in favor of the Partnership, to cover damage to property or personal injuries to unaffiliated parties.

E. As used in this Section 6.6 or in Section 6.7, a "Designated Affiliate" is an Affiliate performing services on behalf of the Partnership, within the scope of the authority of the General Partners, who: (1) directly or indirectly controls, is controlled by, or is under common control with any General Partner, (2) owns or controls 10% or more of the outstanding voting securities of any General Partner, (3) is an officer, director, partner or trustee of any General Partner, or (4) if any General Partner is an officer, director, partner or trustee, of any company for which the General Partner acts in any such capacity.

Section 6.7 Liability of General Partners to Limited Partners

A. Except as provided in Section 6.7B, no General Partner or Designated Affiliate shall be liable, responsible or accountable for damages or otherwise to any Limited Partner for any act performed within the scope of the authority conferred by this Agreement, except for acts of negligence or misconduct or for damages arising from any material misrepresentation or breach of any covenant or warranty set forth herein. In any instance in which a General Partner or Designated Affiliate is in doubt as to the propriety of any proposed action or omission under the terms of this Agreement, such General Partner or Designated Affiliate may, but shall not be under any duty to, seek the ratification of such action or omission by the Consent of the Investor Limited Partner; if such Consent of the Investor Limited Partner is obtained thereto, such General Partner or Designated Affiliate shall be fully protected in relying thereon, and actions or omissions in reliance thereon shall not be deemed to be a breach of any provisions of this Agreement.

B. In the event that, as the result of any material misrepresentation or breach of any covenant or warranty of the General Partners set forth herein or any negligent or wrongful acts or omissions of the General Partners or their Affiliates, the Investor Limited Partner becomes personally liable for Partnership violations with respect to the Partnership Property under any Hazardous Substance Laws, each of the General Partners shall indemnify and hold harmless the Investor Limited Partner for any and all costs, expenses (including reasonable attorney's fees necessarily incurred), damages, or liabilities to the extent that the Investor Limited Partner is required personally to discharge such costs, expenses, damages, or liabilities in whole

or in part from any source other than Partnership resources. The foregoing indemnification shall be a recourse obligation of the General Partners, shall be joint and several and shall survive the dissolution of the Partnership with respect to violations which occurred prior to death, retirement, incompetency, insolvency, bankruptcy, or withdrawal of the General Partner against whom the indemnification provided in this paragraph is sought to be enforced.

Section 6.8 Certain Obligations of the Developer and the General Partners

A. The Partnership has entered into an agreement with the Developer pursuant to which the Developer is obligated to complete the construction of the Improvements and to pay certain Development Costs and other expenses as set forth in the Development Agreement.

B. The undertakings of the Developer set forth in the Development Agreement are made for the benefit of the Partnership and the Partners and shall not inure to the benefit of any creditor of the Partnership other than a Partner, notwithstanding any pledge or assignment by the Partnership of this Agreement or the Development Agreement or any rights thereunder.

C. The General Partners hereby unconditionally jointly and severally guarantee to the Partnership and to the Investor Limited Partner the due and punctual performance of all obligations of the Developer under the Development Agreement. The General Partners hereby agree that their obligations hereunder shall constitute a guaranty of performance and shall be unconditional irrespective of the regularity or enforceability of this Agreement or the Development Agreement or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor or any other circumstances which might otherwise limit the recourse to the General Partners, provided, however, that the General Partners do not waive a defense of fraud with respect to their obligations hereunder. The undertakings of the General Partners set forth in this Section 6.8 and in Section 6.9 are made for the benefit of the Partners and shall not inure to the benefit of any creditor of the Partnership other than a Partner, notwithstanding any pledge or assignment by the Partnership of this Agreement or any rights hereunder.

Section 6.9 Obligation to Provide for Project Expenses

A. The General Partners agree that if at any time during or in respect of the Initial Operating Period, the Partnership requires funds to pay any Project Expenses, the General Partners shall loan to the Partnership the funds required. Such loans, which shall not bear interest, are referred to herein as "Project Expense Loans". The obligation of the General Partners to make Project Expense Loans under this Section 6.9A shall be limited to the maximum aggregate amount of $400,000 outstanding at any time. Except for amounts applied in accordance with Section 12.1B, any amounts applied to the payment of Project Expenses pursuant to Section 5(b) of the Development Escrow

Agreement shall be deemed to have been applied on behalf of the General Partners in accordance with the foregoing obligation.

B. Any Project Expense Loans provided for under this Agreement shall be repaid only as provided in Article X, and no recourse for the payment thereof may be had against any other property of the Partnership or against any Partner.

C. The obligation of the General Partners to make Project Expense Loans pursuant to Section 6.9A above is for the benefit of the Partnership and the Partners and shall not inure to the benefit of any creditor of the Partnership other than a Partner, notwithstanding any pledge or assignment by the Partnership of this Agreement or any rights hereunder.

Section 6.10 Certain Payments to the Developer, General Partners and Affiliates

A. For its services in connection with the development of the Project and the supervision of the rehabilitation of the Improvements, and as reimbursement for Development Advances, the Developer shall be entitled to receive the amounts set forth in the Development Agreement.

B. All of the Partnership's expenses shall be billed directly to, and paid by, the Partnership to the extent practicable. Subject to the terms of this Agreement and any of the Related Agreements, including without limitation Section 6.10C below, and any applicable Regulations and Requisite Approvals, reimbursements to a General Partner or any of its Affiliates by the Partnership shall be allowed as provided in this 6.10B for the lower of (a) the amount actually paid by the General Partner or any of its Affiliates for cash operating expenses of the Partnership which are funded by the General Partners or their Affiliates, or (b) the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographical location, including the following general functions of the Partnership:

(i) Partnership operations, which shall include without limitation the following: implementation of periodic physical inspections and informal market surveys; direction and review of work of managers, contractors and leasing agents; payment of fees and expenses to independent contractors, mortgage brokers, brokers, leasing agents, consultants, insurance brokers, and other agents; implementation and review of reserves and working capital and recommendations with respect to changes thereto; preparation, presentation, and implementation of cash distribution decisions; financial analysis; preparation of Partnership status reports; initiation and implementation of any other positive action necessary to optimize the potential benefits for the Partnership; payment of any and

all liabilities, losses, judgments, expenses (including attorneys' fees and disbursements) and amounts paid in settlement of claims arising from any claims for personal injury, property damages, wrongful death and other risks arising out of the business of the Partnership; supervision and expenses of professionals employed by the Partnership in connection with any of the above, including attorneys, accountants, and appraisers; initiation and analysis of recommendations to sell the Property on acceptable terms of sale; and payment of audit and other fees;

(ii) Partnership accounting, which shall include without limitation the following: preparation and documentation of Partnership accounting and audits; preparation and documentation of budgets, economic surveys, projections of Cash Flow, Profits and Losses, Tax Credits and working capital requirements; preparation of regulatory and tax reports; costs of any computer equipment or services used for or by the Partnership; costs of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership;

(iii) legal services, which shall include without limitation the following: expenses of revising and amending this Agreement or converting, modifying, or terminating the Partnership or this Agreement; monitoring litigation, if any; costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation, or other proceeding conducted therewith, subject to the provisions of Section 6.6; and costs of qualifying or licensing the Partnership;

(iv) tax services, which shall include without limitation the following: tax planning for the Partnership; preparation and documentation of Partnership Federal, state and local tax returns; review of tax projections;

(v) computer services, which shall include without limitation the following: costs of any computer equipment or services used for or by the Partnership, including processing of accounting records relating to the Partnership;

(vi) risk management, which shall include without limitation the following: inspection services, special consultant fees, premiums, loss adjustments, and any other

expenses of insurance required in connection with the business of the Partnership; and

(vii) any other related operational and administrative expenses necessary for the prudent organization and operation of the Partnership.

C. Neither the General Partners nor any of their Affiliates shall be entitled to any fees or profits from the Partnership in connection with the acquisition, construction, development or rent-up of the Land or Improvements or for the administration of the Partnership's business or otherwise, except for (i) payments provided in Sections 6.10A and 6.10B above, (ii) payments of the Management Fee and Incentive Management Fee referred to in Article XI, (iii) payments to the Builder for the rehabilitation of the Project, (iv) fees and distributions under Article X, (v) such other fees and distributions as may be permitted to be paid by HUD or the Lender out of the proceeds of the Mortgage Loan, and (vi) other payments specifically provided for in this Agreement and any agreement which is incorporated by reference in this Agreement.

Section 6.11 Joint and Several Obligations

All obligations of the General Partners hereunder are joint and several obligations of the General Partners, except as herein expressly provided to the contrary.

ARTICLE VII

Withdrawal of a General Partner; New General Partners

Section 7.1 Voluntary Withdrawal

A. No General Partner shall have the right to withdraw or Retire voluntarily from the Partnership or sell, assign or encumber his or its Partnership Interest without the Consent of the Investor Limited Partner.

B. Notwithstanding the foregoing, a General Partner may at any time propose to the Investor Limited Partner a Person to serve as his or its successor, or if at such time there be more than one General Partner, to serve as a successor to one or more of the General Partners desiring to withdraw. If the Consent of the Investor Limited Partner is obtained, or if pursuant to Section 7.5, such consent is not required, and all Requisite Approvals are obtained to such withdrawal and the admission of such successor, all Partners hereby agree, subject to the provisions of Section 7.5, that this Agreement and the Certificate shall be appropriately amended to effect such withdrawal and admission.

Section 7.2 Obligation to Continue

In the event of the Retirement of any General Partner, the remaining General Partners, if any, and any successor General Partner, shall have the obligation to elect to continue the business of the Partnership employing its assets and name, all as contemplated by the laws of the State. The rights provided for in Section 7.5 may be exercised concurrently with any such continuance. Within ten (10) days after the occurrence of such Retirement, the remaining General Partners, if any, shall notify the Investor Limited Partner thereof.

Section 7.3 Successor General Partner

A. Upon the occurrence of any Retirement referred to in Section 7.2, the remaining General Partners may (but are not required to) designate a Person to become a successor General Partner to the General Partner as to whom such event shall have occurred. Any Person so designated, subject to the Consent of the Investor Limited Partner (except as provided in Section 7.5 and subject to the provisions of Section 7.5 and, if required by the Uniform Act or any other applicable law, the consent of any other Partner so required), shall become a successor General Partner upon his written agreement to be bound by the Project Documents and by the provisions of this Agreement.

B. If any Retirement referred to in Section 7.2 shall occur at a time when there is no remaining General Partner and no successor becomes a successor General Partner pursuant to the preceding provisions of this Section 7.3, then the Investor Limited Partner shall have the right to designate a Person to become a successor General Partner, subject to the provisions of Section

7.5, upon his or its written agreement to be bound by the Project Documents and by the provisions of this Agreement.

C. If the Investor Limited Partner elects to reconstitute the Partnership pursuant to this Section 7.3 and admit a successor General Partner pursuant to this Section 7.3, the relationship of the parties in the reconstituted Partnership shall be governed by this Agreement.

D. If any successor General Partner is to be the Managing General Partner, then such successor General Partner shall meet the requirements of Section 6.5A(xiv).

Section 7.4 Interest of Predecessor General Partner

A. Except as provided in Section 7.3, no assignee or transferee of all or any part of the General Partnership Interest of a General Partner shall have any automatic right to become a General Partner. Upon the designation of a successor General Partner (if any) pursuant to Section 7.3, such Partner shall have the option to acquire the predecessor General Partner's General Partnership Interest by paying to such General Partner or its representatives the fair market value of such General Partnership Interest (provided that if the predecessor General Partner is in violation of any of the agreements or undertakings contained in this Agreement, or has violated any representation or warranty contained herein, the designated successor General Partner may pay such amount into escrow until such violation has been corrected). Any dispute as to such fair market value or as to the final disposition of such amount shall be settled by Arbitration.

B. If no successor General Partner is designated or if the designated successor General Partner of the predecessor General Partner does not desire to purchase the General Partnership Interest of the predecessor General Partner, such General Partnership Interest of the predecessor General Partner shall be deemed to be that of a Special Class Limited Partner and the holder thereof shall be entitled only to such rights as the assignee of a Limited Partnership Interest may have as such under the provisions of Section 8.4B hereof, the Uniform Act and other applicable laws of the State.

C. Each General Partner who is an individual hereby agrees that upon the occurrence of his withdrawal or retirement on account of his death or adjudication of his insanity or incompetence such withdrawing or retiring General Partner shall be deemed to have automatically transferred to the remaining General Partners, in proportion to their respective General Partnership interests, or, if there shall be no remaining General Partners, then to the Partnership for the benefit of the remaining Partners, all or such portion of the General Partnership Interest of such withdrawing or retiring General Partner which, when aggregated with the existing General Partnership Interests of all such remaining General Partners, will be sufficient to assure such remaining General Partners a 1% interest in all Profits, Losses, Tax Credits and distributions of the Partnership under Article X hereof. No documentation

shall be necessary to effectuate such transfer, which shall be automatic. That portion of the General Partnership Interest of the withdrawing or retiring General Partner which shall not have been transferred pursuant to this Section 7.4C shall be retained by such withdrawing or retiring General Partner (or pass to legal representatives of a deceased General Partner) who or which shall have the status of a Special Limited Partner, with the right to receive that share of the Profits, Losses, Tax Credits, Cash Flow and distributions of the Partnership to which the withdrawing or retiring General Partner as such, would have been entitled had he survived or remained, reduced to the extent of the General Partnership Interest transferred hereunder, but such withdrawing or retiring General Partner (or his legal representatives in the case of a deceased General Partner) shall not be considered to be a Limited Partner for the purpose of sharing the benefits allocated to the Limited Partners under Article X hereof and shall not participate in the votes or consents of the Limited Partners hereunder. No consideration shall be paid to such withdrawing or retiring General Partner by the remaining General Partners or the Partnership in the event of a transfer pursuant to this Section 7.4C.

For the purposes of Article X hereof, the effective date of the transfer pursuant to the provisions of this Section 7.4C of the General Partnership Interest of a withdrawn or retired General Partner shall be deemed to be the date on which such withdrawal or retirement occurs.

The provisions of this Section 7.4C shall apply to the General Partners and not to any general partner of a General Partner which is a partnership, except in his or its capacity as a General Partner.

D. Anything herein contained to the contrary notwithstanding, any General Partner who withdraws voluntarily in violation of Section 7.1 shall remain liable for all of his obligations under this Agreement, for his obligations under the Commitments, for all his other obligations and liabilities hereunder incurred or accrued prior to the date of his withdrawal and for any loss or damage which the Partnership or any of its Partners may incur as a result of such withdrawal (except as provided in Section 6.7), except for any loss or damage attributable to the activities of the remaining and/or successor General Partners subsequent to such withdrawal.

E. The estate (which term, for purposes of this Section 7.4E, shall include the heirs, distributees, estate, executors, administrators, guardian, committee, trustee or other personal representative) of a Retired General Partner shall be liable for all his liabilities and obligations hereunder, except as provided in this Section 7.4E. In the event of the death, insanity or incompetency of a General Partner, his estate shall remain liable for all his obligations and liabilities hereunder incurred or accrued prior to the date of such event, and for any damages arising out of any breach of this Agreement by him, but his estate shall not have any obligation or liability on account of the business of the Partnership or the activities of the other General Partners after his death, insanity or incompetency unless it elects to become a General Partner pursuant to Section 7.3A.

Section 7.5 <u>Event of Bankruptcy as to a General Partner; Removal of a General Partner and Transfer of Its Interests</u>

A. If (i) a voluntary withdrawal of a General Partner shall have occurred other than as permitted under Section 7.1, which shall be governed by the provisions of such Section, or (ii) an Event of Bankruptcy shall have occurred as to a General Partner and the requirements of Section 7.5D are not then met by the other General Partners, then SLP, with the Consent of the Investor Limited Partner, may (unless all conditions in Section 7.5D have been satisfied within 90 days after the occurrence of an Event of Bankruptcy as contemplated under clause (ii) above), (a) replace such General Partner, or (if an Event of Bankruptcy as contemplated under clause (ii) above exists and the remaining General Partners fail to satisfy the Designated Net Worth Standard, replace all General Partners) with a successor general partner (the "Successor") willing to serve as a General Partner and reallocate to the Successor (and the replaced General Partner, or General Partners, hereby assigns to the Successor in such event) the General Partnership Interest of the replaced General Partner or General Partners or (b) add an additional General Partner willing to serve as such with such of the powers of a Successor General Partner as approved with the Consent of the Investor Limited Partner and make a similar reallocation to that contemplated by the foregoing clause (a) which the General Partner, who, under clause (a), would be the replaced General Partner, hereby ratifies in such event. The replaced General Partner or General Partners, upon its or their removal, shall not have any further rights powers, liabilities or obligations under this Agreement and/or in respect of the Project, <u>provided</u>, <u>however</u>, that the replaced General Partner or General Partners shall continue to be responsible for (1) any loss compensable by the General Partner hereunder caused by the nonperformance of its or their obligations under this Agreement and/or in respect of the Project up to the date of its or their removal and (2) the furnishing of any funds required to be furnished by him or it under Section 6.9, but only up to the date of its or his removal, which obligation shall not be construed to extend the period during which the General Partners are required to make Project Expense Loans under Section 6.9 (any such sums advanced by the replaced General Partner shall be evidenced by notes to the extent and of the nature as such replaced General Partner would otherwise be entitled).

If (a) a voluntary withdrawal of a General Partner shall have occurred other than as permitted under Section 7.1 which shall be governed by the provisions of such Section or (b) an Event of Bankruptcy shall have occurred as to a General Partner and the conditions of Section 7.5D have been satisfied by the other General Partners within 90 days after the occurrence of such Event of Bankruptcy, and SLP has not exercised the rights set forth in the preceding paragraph, then the remaining General Partners may reallocate the General Partnership Interest of such General Partner equally among themselves (or in such other ratios as they may agree among themselves). If all or any part of the General Partnership Interest of a General Partner is reallocated pursuant to this Section 7.5, such General Partner shall be entitled to receive the fair market value of the General Partnership Interest (or portion

thereof) so reallocated; such fair market value shall be determined by agreement, or failing such agreement, by Arbitration Such fair market value shall be paid by the Successor, or other person to whom such General Partnership Interest is reallocated, in eight equal annual installments without interest, the first such installment to be paid on the first anniversary of the date of determination of such value as aforesaid. No exercise of rights pursuant to this Section 7.5 need be delayed pending determination of such value.

B. From and after the date of the occurrence of an Event of Bankruptcy as to any General Partner, the obligation of the Investor Limited Partner to make Capital Contributions to the Partnership shall be suspended, and any amounts still being held in the Escrow Account shall not be disbursed, and such amounts shall be released only if the provisions of Section 7.5D are satisfied or when such Event of Bankruptcy shall have been cured in a manner approved in writing by the Investor Limited Partner.

C. Each Partner (including any General Partner removed as aforesaid) hereby irrevocably nominates and appoints SLP and each of its duly authorized officers, with full power of substitution, as the attorney-in-fact of such Partner, in his name, place and stead, to make, execute and deliver any and all amendments to this Agreement or the Certificate of Limited Partnership, business certificates and instruments of like tenor which may be necessary or appropriate to give effect to the provisions of this Section 7.5.

D. The obligation of the Investor Limited Partner to pay the Installments and the release of funds from the Escrow Account, if suspended under Section 7.5B, shall be reinstated on the following terms and conditions (or in any other manner provided by Section 7.5B):

(i) if the Event of Bankruptcy occurs prior to the date when all obligations of the Developer under the Development Agreement and the obligations of the General Partners under Sections 6.8 and 6.9 hereof have been fully performed, the Partnership and the Investor Limited Partner shall be satisfied that the remaining General Partners or Developer, as the case may be, are willing and able to satisfy such obligations or shall have received a legal, binding and unconditional undertaking by a financially responsible party accepted in writing by the Investor Limited Partner, which acceptance shall not be unreasonably withheld, to fully and timely perform all obligations of the Developer under the Development Agreement and the General Partners hereunder (the Person providing such undertaking being referred to herein as the "Guarantor" which can be a General Partner), provided, however, that neither this clause nor the delivery of any such undertaking shall affect or impair the rights any Limited Partner has or may have against the Developer or any

General Partner under this Agreement, the Development Agreement or the Purchase Agreement; and

(ii) after giving effect to such Event of Bankruptcy, (a) the remaining General Partner(s), and any Successor duly admitted as a General Partner pursuant to Section 7.5A, shall have an aggregate net worth, calculated on a current value basis, of not less than $2,000,000 and shall satisfy the Designated Net Worth Standard, (b) the Partnership shall be solvent and no significant disruption in the conduct of its business shall have occurred and be continuing, and (c) the Partnership and the business thereof shall have been validly continued under this Agreement and the Uniform Act; and

(iii) as of the date (a) any payment of an Installment or (b) the release from the Escrow Account of any amounts is called for after such Event of Bankruptcy, all other conditions to the payment of such amounts set forth in this Agreement shall have been satisfied, except that any reference to the General Partners in Section 6.5 shall be deemed to refer to the then General Partner(s) and to the Guarantor, if any.

E. Inasmuch as the interests of the Partners under this Agreement depend on the continuing existence of a viable General Partner willing and able to perform the functions of the General Partner under this Agreement, the rights of, and payments to, the General Partners have been agreed on in consideration, among other things, of the agreement and ability of the General Partners to perform such functions, and the inclusion of this Section 7.5 in this Agreement has been a material inducement to the Investor Limited Partner to enter into this Agreement. Each Partner hereby ratifies and confirms any action authorized by the Investor Limited Partner as provided by and in accordance with the provisions of this Section 7.5.

Section 7.6 Designation of New General Partners

A. The General Partners may, with the written consent of all Partners, at any time designate new General Partners with such interest as a General Partner in the Partnership as the General Partners may specify.

B. Any new General Partner shall as a condition of receiving any interest in the Partnership's property agree to comply with the terms of the Project Documents and by the provisions of this Agreement to the same extent and on the same terms as any other General Partner.

Section 7.7 Amendment of Certificate; Approval of Certain Events

A. Upon the admission of a new General Partner, pursuant to the preceding provisions of this Article VII, the Schedule shall be amended to reflect such admission and an amendment to the Certificate, also reflecting such admission, shall be filed as required by the Uniform Act.

B. Each Partner hereby consents to and authorizes any admission or substitution of a General Partner or any other transaction, including, without limitation, the continuation of the Partnership business, which has been authorized by the requisite percentage of Partners under the provisions of this Agreement, subject to Section 7.8, and hereby ratifies and confirms each amendment of this Agreement necessary or appropriate to give effect to any such transaction.

Section 7.8 Admission of a General Partner

Notwithstanding any other provisions of this Agreement, no Person (other than SLP, its successors pursuant to Section 8.1C, or an Affiliate of Boston Financial of the type described in Section 6.3D) shall be admitted as an additional or successor General Partner without the written approval of all Partners unless prior to consummation of such transaction the Limited Partners shall have received an opinion of Designated Counsel to the effect that the consummation of such transaction will not cause (i) the Partnership to be treated as an "association" for Federal income tax purposes, or (ii) the Limited Partners to be deemed to be taking part in the control of the business of the Partnership within the meaning of the Uniform Act.

ARTICLE VIII

Transfer of Limited Partnership Interests

Section 8.1 Right to Assign

A. Except as provided in this Section 8.1 or by operation of law, no Limited Partner shall have the right to assign or transfer its interest in the Partnership, or in the capital, assets or property of the Partnership, or to enter into any agreement as a result of which any Person shall become interested with it in the Partnership, without the written consent of the General Partners, which may be given or withheld in the sole discretion of the General Partners for any reason or for no reason whatsoever.

B. Notwithstanding the provisions of Section 8.1A, the Investor Limited Partner shall have the right, at any time between the fifteenth and eighteenth anniversaries of the Admission Date, to transfer its Limited Partnership Interest with the consent or approval of the General Partners, which consent will not be unreasonably withheld; provided, however, that in addition the General Partners shall have received an opinion of Special Tax Counsel reasonably acceptable to the General Partners (or, at the option of the General Partners, a cash indemnity in the amount of such recapture) to the effect that such transfer will not (i) cause the recapture under Section 42(j) of the Code of any tax credits claimed by the General Partners with respect to the Project or, (ii) cause the Partnership to be treated as an association taxable as a corporation rather than as a partnership under the Code, if Special Tax Counsel deems it necessary for the rendering of its opinion referred to herein, the Investor Limited Partner shall post or cause to be posted a bond pursuant to the provisions of Section 42(j)(6) of the Code and any Treasury Regulations promulgated thereunder. The General Partners shall cooperate with the Investor Limited Partner to facilitate such transaction by promptly furnishing complete and accurate financial and other relevant data regarding the Partnership, the Project, the General Partners and their Affiliates and any other matters reasonably necessary, in the judgment of the Investor Limited Partner, to effect such transaction. The Investor Limited Partner shall pay all reasonable costs of the General Partners in connection therewith. Each transferee of a Limited Partnership Interest transferred in accordance with this Section 8.1B shall be automatically admitted to the Partnership as a Substitute Limited Partner without the necessity of General Partner approval as otherwise required under Section 8.3; provided, however, that the provisions of Section 8.2A and 8.2B and the final sentences of each paragraph of Section 8.3 shall apply to the admission of any such transferee to the Partnership.

C. Notwithstanding the provisions of Section 8.1A, BFQH may at any time designate an Affiliate of the Investment General Partners to replace SLP as the Special Limited Partner of the Partnership, in which case SLP shall automatically assign its interest to such Entity and withdraw from the Part-

nership, and such Entity will be admitted to the Partnership as the substitute Special Limited Partner.

Section 8.2 <u>Restrictions</u>

A. Except as set forth in Section 8.1B, no sale or exchange of the Limited Partnership Interest of any Person shall be made if such sale or exchange would violate Section 13.1.

B. In no event shall all or any part of a Limited Partnership Interest be assigned or transferred to a minor or to an incompetent.

C. The General Partners may require as a condition to any assignment of a Limited Partnership Interest, that the assignor (i) assume all costs incurred by the Partnership in connection therewith, and (ii) furnish it with an opinion of counsel satisfactory to counsel to the Partnership that such sale, transfer, exchange or other disposition complies with applicable Federal and state securities laws.

D. Any assignment in contravention of any of the provisions of Section 8.1 or this Section 8.2 shall be void and ineffectual and shall not bind, or be recognized by, the Partnership

Section 8.3 <u>Substitute Limited Partners</u>

A. Except as provided in Section 8.1B or 8.1C, no Limited Partner shall have the right to substitute an assignee as a Limited Partner in its place. The General Partners, however, may in their exclusive discretion permit any such assignee to become a Substitute Limited Partner and any such permission by the General Partners shall be binding and conclusive without the consent or approval of any other Person. Any Substitute Limited Partner shall, as a condition of receiving any interest in the Partnership, agree to be bound (to the same extent as its assignor was bound) by the Commitments and by the provisions of this Agreement.

B. Upon the admission of a Substitute Limited Partner, the Schedule shall be amended to reflect the name and address of such Substitute Limited Partner and to eliminate the name and address of its assignor, and an amendment to the Certificate reflecting such admission shall be filed, if required by the Uniform Act, in accordance with the Uniform Act. Each Substitute Limited Partner shall execute such instrument or instruments as shall be required by the General Partners to signify its agreement to be bound by all the provisions of this Agreement.

Section 8.4 Assignees

A. In the event of the death or incapacity of any Limited Partner who is a natural person, his legal representatives shall have such rights as are afforded them by the Uniform Act. The death of a Limited Partner shall not dissolve the Partnership.

B. An assignee of a Limited Partner who does not become a Substitute Limited Partner in accordance with Section 8.3 shall, if such assignment is in compliance with the terms of this Agreement, have the right to receive the same share of Profits, Losses, Tax Credits and distributions of the Partnership to which the assigning Limited Partner would have been entitled if no such assignment had been made by such Limited Partner but, except as otherwise required under the Uniform Act, shall have no other rights granted to the Limited Partners under this Agreement.

C. Any Limited Partner who shall assign all of its Limited Partnership Interest shall cease to be a Limited Partner of the Partnership, and shall no longer have any rights or privileges or obligations of a Limited Partner except that, unless and until the assignee of such Limited Partner is admitted to the Partnership as a Substitute Limited Partner in accordance with Section 8.3, said assigning Limited Partner shall retain the statutory rights and be subject to the statutory obligations of an assignor limited partner under the Uniform Act as well as the obligation to make the Capital Contributions attributable to the Limited Partnership Interest in question, if any portion thereof remains unpaid.

D. In the event of any assignment of a Limited Partnership Interest, there shall be filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment; such instrument must evidence the written acceptance of the assignee to all the terms and provisions of this Agreement; and if such an instrument is not so filed, the Partnership need not recognize any such assignment for any purpose.

E. An assignee of a Limited Partnership Interest who does not become a Substitute Limited Partner as provided in Section 8.3 and who desires to make a further assignment of its Limited Partnership Interest shall be subject to the provisions of this Article VIII to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

ARTICLE IX

Loans

A. All Partnership borrowings shall be subject to the restrictions of Section 6.1B(i) (except as provided in this Article IX) and to the Commitments and the Regulations. To the extent borrowings are permitted, they may be made from any source, including Partners and their Affiliates. The Partnership may accept Development Advances as and when permitted pursuant to the Development Agreement and may issue instruments evidencing Project Expense Loans pursuant to Section 6.9.

B. If any Partner shall lend any monies to the Partnership, such loan shall be unsecured and the amount of any such loan shall not be an increase of his Capital Contribution nor affect in any way his share of the Profits, Losses or distributions of the Partnership. Until such time as the Developer and the General Partners shall have performed fully their obligations to make advances pursuant to the Development Agreement, and Sections 6.8 and 6.9 of this Agreement, respectively, any loan from the Developer, a General Partner or an Affiliate of a General Partner shall be an obligation of the Partnership to such Partner or Affiliate only if it constitutes a borrowing permitted by the Development Agreement or Sections 6.8 and 6.9 hereof and shall be repayable as therein provided. As and when the Developer and the General Partners have fully performed their obligations under the Development Agreement and Sections 6.8 and 6.9 hereof, respectively, any General Partner may, at his or its option, lend the Partnership funds from time to time to permit the Partnership to fund operating deficits or arrange for such a loan from a third party. Any such loan (a "Voluntary Loan") shall be on terms not less favorable to the Partnership than those which would be arrived at between unaffiliated parties dealing at arms-length, but the Partnership may not pay in connection therewith interest or other financing charges or fees in excess of the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose in the same locality.

C. Notwithstanding the preceding provisions, the Partnership shall not borrow any funds from a general partner of a Limited Partner or an Affiliate of a general partner of a Limited Partner (the "Limited Partner Entities"), except that the Partnership may accept loans from a Limited Partner Entity or allow a Limited Partner Entity to post letters of credit for the Partnership, provided that the total amount of all such loans does not exceed 50% of the Limited Partners' Capital Contributions committed to the Partnership, provided, however, that such borrowings may only be made on a short-term basis (not to exceed one year) but the Partnership may not pay in connection therewith interest or other financing charges or fees in excess of the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose in the same locality. Subject to the foregoing, any such loans shall be treated for all purposes of this Agreement as Voluntary Loans.

ARTICLE X

Profits; Losses; Distributions; and Capital Accounts

Section 10.1 Profits and Losses

A. After giving effect to the special allocation provisions of Section 10.5 and subject to the provisions of Section 10.7, Operating Profits and Losses for any Partnership fiscal year shall be allocated to and among the Partners in accordance with their respective Percentage Interests.

B. After giving effect to the special allocation provisions of Section 10.5 and the provisions of Section 10.7, Profits and Losses from a Capital Transaction in any Partnership fiscal year shall be allocated to and among the Partners as follows:

As to Profits:

First, an amount of Profits equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative balance Capital Accounts shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts have zero balances; and

Second, an amount of Profits shall be allocated to each of the Partners until the positive balance in the Capital Account of each Partner equals the amount of cash which would be distributed to such Partner if such Profits were cash available to be distributed in accordance with the provisions of Clauses Fifth through Tenth of Section 10.2C.

As to Losses:

First, an amount of Losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive balance Capital Accounts shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts have zero balances; provided, however, that if the amount of Losses so to be allocated is less than the sum of the positive balances in the Capital Accounts of those Partners having positive balances in their Capital Accounts, then such Losses shall be allocated to the Partners in such proportions and in such amounts so that the Capital Account balances of each Partner shall equal, as nearly possible, the amount such Partner would receive if an amount equal to the excess of (i) the sum of all Partners' balances in their Capital Accounts computed prior to the allocation of Losses under this clause First over (ii) the aggregate amount of Losses to be allocated to the Partners pursuant to this clause First were distributed to the Partners in accordance with the provisions of Clauses Fifth through Tenth of Section 10.2C; and

Second, the balance, if any, of such Losses shall be allocated 1% to the General Partners and 99% to the Investor Limited Partner.

Section 10.2 Distributions Prior to Dissolution

A. Distribution of Cash Flow.

(i) All net rental income available for distribution prior to the Development Obligation Date shall be applied and distributed (a) first, for the purposes and in the manner set forth in the Development Agreement and (b) second, any balance remaining to the General Partners. Cash Flow for each fiscal year (or fractional portion thereof) after the Development Obligation Date shall be distributed within 90 days after the end of each fiscal year in the following order of priority:

First, to repay any Project Expense Loans, provided that no more than 50% of Cash Flow may be distributed under this clause First in any fiscal year;

Second, to distribute to the Investor Limited Partner its annual Priority Distribution;

Third, to repay the balance of any Project Expense Loans;

Fourth, to the payment of the Incentive Management Fee, if any; and

Fifth, the remainder, if any, shall be distributed 99% to the Investor Limited Partner and 1% to the General Partners.

(ii) Notwithstanding the foregoing, if after computing the amounts which the Partners would receive under Section 10.2A(i), it is determined that a Recapture Amount is owed to the Investor Limited Partner under Section 10.2E below, the amounts which would otherwise have been distributed to the General Partners under Clauses First and Third through Fifth above will be reduced, and the amount which the Investor Limited Partner would otherwise have received under Clause Fifth above will be increased, by the amount necessary to distribute the full amount of the Recapture Amount owed to the Investor Limited Partner.

B. Definition of Cash Flow.

(i) For all purposes of this Agreement, the term "Cash Flow" shall mean the Operating Profits or Losses of the Partnership from and after the Development Obligation Date (as said Operating Profits or Losses shall be determined for purposes of Section 10.1A), but subject to any applicable

requirement of the Lender or any other Governmental Authority having jurisdiction, and further subject to the following:

(a) In determining Cash Flow for any year, there shall be added (1) depreciation, amortization of prepaid items and deferred costs and other non-cash charges, (2) payments to the Partnership out of the proceeds of business or rental interruption insurance, (3) amounts accrued for such year by the Partnership and expensed or deducted for such year in calculating Profits or Losses, but payable only from Cash Flow for such year pursuant to this Agreement, (4) funds released from any escrow account other than for payments of capital expenditures, and (5) the amount of the Incentive Management Fee;

(b) In determining Cash Flow for any year, there shall be subtracted (1) principal payments on Partnership indebtedness, (2) payments to Partnership Reserve accounts required by HUD or the Lender or pursuant to the Commitments, (3) other reasonable payments to Partnership Reserve accounts determined to be necessary by the General Partners, (4) payments for capital expenditures, unless withdrawn from Partnership Reserve accounts, and (5) fees and other cash expenditures permitted by this Agreement to the extent actually paid by the Partnership in such year to the extent not expensed or deducted for such year in calculating Operating Profits or Losses (except for any such payments of items referred to in this clause (b) made out of (x) Capital Contributions, Capital Proceeds, or other sources not included in determining such Operating Profits or Losses, or (y) Cash Flow); and

(c) Gain or losses from any sale, exchange, eminent domain taking, damage or destruction by fire or other casualty (whether or not insured) or other disposition of all or any part of the Property (other than the proceeds of any business or rental interruption insurance), Capital Contributions, if any, to the Partnership and the proceeds of any mortgage and loan or refinancing proceeds shall not be included in such Operating Profits and Losses in determining Cash Flow.

(ii) Cash Flow shall be determined separately for each fiscal year and shall not be cumulative.

(iii) Notwithstanding the foregoing, any amounts returned to the Partnership which are being held by the Lender in escrow accounts, and all utility deposits, shall not be considered Cash Flow and shall be distributed

to the General Partners as repayment of advances previously made to the Partnership.

C. Distributions of Proceeds from an Interim Capital Transaction

Subject to the provisions of Section 10.2D below, any Capital Proceeds from an Interim Capital Transaction shall be distributed to and among the Partners in the following amounts and order of priority:

First, to discharge, to the extent required by any lender or creditor, the debts and obligations of the Partnership including, without limitation, the Mortgage Loan and any other secured indebtedness of the Partnership (but not including items listed in the ensuing clauses of this Section 10.2C;

Second, to fund reserves for contingent or unforeseen liabilities or obligations of the Partnership to the extent deemed reasonable by the General Partners (other than items listed in the ensuing clauses of this Section 10.2C;

Third, to the payment of any outstanding Voluntary Loans;

Fourth, to the payment of any outstanding Project Expense Loans;

Fifth, to the Investor Limited Partner of an amount equal to its Adjusted Capital Contribution;

Sixth, to the distribution to the Investor Limited Partner of an amount equal to 200% of the difference between the amount of the cumulative unpaid Priority Distribution and prior distributions of Cash Flow to the Investor Limited Partner;

Seventh, to the distribution to the the Investor Limited Partner of an amount equal to 200% of the difference between the Recapture Amount determined under Section 10.2E and amounts previously paid to the Investor Limited Partner pursuant to this Clause Seventh or Section 10.2A(ii);

Eighth, to the distribution to each other Partner of an amount equal to his or its Adjusted Capital Contribution; provided that if funds are insufficient to distribute the maximum amount which would be distributable under this clause Eighth, the amount available for distribution shall be distributed pro rata among the

Partners in accordance with their respective Adjusted Capital Contributions;

<u>Ninth</u>, $10,000 to the Special Limited Partner; and

<u>Tenth</u>, the balance of such proceeds, if any, shall be distributed 50% to the General Partners and 50% to the Investor Limited Partner.

D. <u>Distribution of Proceeds from a Terminating Capital Transaction</u>

Subject to the provisions of Section 10.3, any Capital Proceeds from a Terminating Capital Transaction remaining after payment of, or adequate provision for, the debts and obligations of the Partnership shall be distributed to those Partners with positive Capital Account balances (after taking into account all Capital Account adjustments for the Partnership taxable year).

E. <u>Recapture Amount</u>.

(i) If at any time during the "compliance period" (as defined in Section 42(i)(1) of the Code), the Project ceases to be a "qualified low-income housing project" (as defined in Section 42(g)(1) of the Code) or any unit in the Project ceases to be a "low-income unit" (as defined in Section 42(i)(3) of the Code), and as a result thereof all or any portion of the Low-Income Housing Credits allowed to the Partnership and its Partners under Section 42 of the Code are subject to recapture pursuant to Section 42(j) of the Code and the Investor Limited Partner (or any of its partners) is subject to increased tax due to any "credit recapture amount" (as defined in Section 42(j)(2) of the Code) (such an occurrence being referred to herein as a Recapture Event"), the Investor Limited Partner shall become entitled to certain additional cash distributions under this Article X, <u>provided</u>, <u>however</u>, that no such additional cash distributions shall be payable in respect of any recapture caused by a sale or other disposition of the Limited Partnership Interest of the Investor Limited Partner. Notwithstanding the foregoing, an event causing an adjustment to the Investor Limited Partner's Capital Contribution pursuant to Section 5.1B or any amounts payable pursuant to Section 5.1B(v) shall not constitute a Recapture Event to the extent that amounts are actually returned or paid to the Investor Limited Partner pursuant to Section 5.1B. In addition, the term "Recapture Event" shall not include any event or occurrence which (x) was not within the control of the Management Agent or the General Partners or their Affiliates or did not arise as the result of any failure of the Management Agent or the General Partners or their respective Affiliates to perform their duties and responsibilities under this Agreement, the Related Agreements or the Project Documents, or which (y) did not constitute a Recapture Event under the applicable provisions of the Code in effect on the Admission Date.

(ii) In the case of a Recapture Event, the Investor Limited Partner shall become entitled to additional distributions in an amount (the "Recapture Amount") that, after deduction of all federal income taxes required to be paid by the Investor Limited Partner (or its partners) in respect of the receipt or accrual of the Recapture Amount under the Code, is equal to the sum of the "credit recapture amount" (minus interest on any recaptured Low-Income Housing Credit payable pursuant to Section 42(j)(2)(b) of the Code) and that portion of the Low-Income Housing Credit which is disallowed in the year of the Recapture Event and in each subsequent year.

(iii) Any Recapture Amount distributable to the Investor Limited Partner pursuant to the foregoing provisions shall be distributed as funds become available for such distributions, but such distributions shall not be due prior to the accrual by the Investor Limited Partner (or its partners) of the additional taxes which become due as a result of the Recapture Event (including for such purpose only the credit recapture amount and the additional taxes due as the result of the disallowance of any Low-Income Housing Credit in years subsequent to the Recapture Event). Cash Flow shall be deemed to have been applied to the payment of the Recapture Amount to the extent that such Cash Flow is distributed to the Investor Limited Partner under Section 10.2A(ii).

(iv) Whenever it may be necessary to determine the Recapture Amount, such determination and such computation shall be made on the assumption that receipt or accrual by each partner of the Investor Limited Partner of any payment of any Recapture Amount will currently be subject to United States federal income tax at the highest marginal rate applicable to such partner for the year(s) in question (giving effect to the application of the alternative minimum tax).

(v) All computations required to be made under the foregoing provisions of this Section 10.2E shall be made reasonably by the Investor Limited Partner, and the results of such computations, together with a statement describing in reasonable detail the manner in which such computations were made, shall be delivered to the Managing General Partner in writing. Within 15 days following the Managing General Partner's receipt of such computation, the Managing General Partner may request that the Accountants determine whether such computations of the Investor Limited Partner are reasonable and are not erroneous. If the Accountants shall determine that such computations are unreasonable or contain errors, then the Accountants shall determine what they believe to be the appropriate computations. If the Investor Limited Partner does not agree with the determination of the Accountants, then another accounting firm, to be selected jointly by the Investor Limited Partner and the Managing General Partner or, if they cannot agree, by the American Arbitration Association, from among the ten largest national accounting firms shall determine the correct computations. The computations of the Investor Limited Partner, the Accountants, or the other accounting firm so selected, whichever is applicable, shall be final, binding and conclusive upon the parties hereto. All fees and expenses payable to an accounting firm under

this paragraph shall be borne solely by the General Partners, unless the computations of the Investor Limited Partner are determined to be materially inaccurate, in which case such expenses will be borne by the Investor Limited Partner. All fees and expenses payable to the American Arbitration Association shall be borne equally by the General Partners and the Investor Limited Partner.

(vi) In the event that a claim is made by the Service which, if successful, would result in the determination that a Recapture Event has occurred pursuant to the terms and conditions described herein, the Investor Limited Partner hereby agrees to take such action in connection with contesting such claim as the Managing General Partner shall reasonably request in writing from time to time; provided, that, (i) within 30 days after its receipt of notice of such claim, the Managing General Partner shall request that such claim be contested; and (ii) the Investor Limited Partner, at its sole option, may forego any and all administrative appeals, proceedings, hearings and conferences with the Service in respect of such claim and may, at its sole option, pay (or cause its partners to pay) the tax claimed and sue for a refund in the appropriate United States District Court and/or the United States Claims Court, considering, however, in good faith such request as the Managing General Partner shall make concerning the most appropriate forum in which to proceed. If the Managing General Partner requests that the Investor Limited Partner contest any such claim, all reasonable legal and accounting fees and other third party costs and expenses incurred by the Investor Limited Partner or its partners in contesting such claim shall be borne by the General Partners unless the Managing General Partner shall prevail in any such contest by a Final Determination, in which event all reasonable legal and accounting fees and other third party costs and expenses incurred by the Investor Limited Partner or its partners, or the General Partners in contesting such claim shall be borne by the Partnership.

(vii) If any such claim referred to above shall be made by the Service and the Managing General Partner shall have reasonably requested the Investor Limited Partner or its partners to contest such claim as above provided and shall have duly complied with all of the terms of the foregoing provisions, the Recapture Amount as a consequence of such claim shall become fixed upon the Final Determination of the liability of the Investor Limited Partner or its partners for the tax claimed and after giving effect to any refund obtained, together with interest thereon; but in all other cases the Recapture Amount shall become fixed at the time the Investor Limited Partner or its partners make payment of the tax attributable to such claim. In the case of any such claim the Investor Limited Partner agrees to notify the Managing General Partner in writing of such claim and agrees not to make payment of the tax claimed for at least 30 days after the giving of such notice and agrees to give the Managing General Partner any information that is relevant and material to the contest of such claim to the extent such information is particularly within the knowledge of the Investor Limited Partner or its partner and to cooperate in all other respects with the Managing General Partner in good faith in order to contest any such claim effectively. The

Managing General Partner and its counsel shall maintain confidentiality with respect to all such information insofar as is possible, consistent with the conduct of a contest hereunder.

(viii) The Investor Limited Partner shall not enter into a settlement or compromise with the Service with respect to, or shall otherwise concede, any claim subject to Recapture Amount payments hereunder without the prior written consent of the Managing General Partner, which shall not be unreasonably withheld or delayed.

(ix) Notwithstanding the foregoing, the provisions of this Section 10.2E shall not apply to a Recapture Event which occurs as a result of (i) a transfer of the Investor Limited Partner's Partnership Interest pursuant to Section 8.1B hereof or (ii) any event to which the Consent of the Investor Limited Partner is obtained in advance.

Section 10.3 Distributions Upon Liquidation

A. Upon the liquidation and dissolution of the Partnership, unless the business of the Partnership is continued pursuant to the provisions of Section Article VII or Section 4.7 hereof, the General Partners shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof as contemplated by Section 10.2D and this Section 10.3 and cause the business of the Partnership to be wound up in accordance with the Uniform Act and cause the Certificate to be cancelled.

B. If, in connection with a Terminating Capital Transaction, the General Partners determine in good faith that an immediate sale of all or any portion of the assets of the Partnership would result in undue loss to the Partners, the General Partners may, in order to avoid such loss, after notice to the Limited Partners, to the extent not then prohibited by applicable law, either defer liquidation of and withhold from distribution for a reasonable period of time any assets of the Partnership not needed to satisfy the debts and obligations of the Partnership which are by their terms then due and payable, or convey the remaining assets of the Partnership to a liquidating trust for the benefit of the Partners.

C. If a liquidating trust is formed pursuant to the provisions of Section 10.3B above, the trustee will be the General Partners or a bank or lending institution located in Boston, Massachusetts, authorized to accept such trusts, having deposits insured by the Federal Deposit Insurance Corporation and having a combined capital and surplus of not less than $100 million. Any such trustee shall be obligated to liquidate such assets in an orderly manner and distribute the proceeds of such liquidation, net of any costs associated therewith, to the Partners in accordance with the provisions of Section 10.2 above and this Section 10.3 The fair market value of any assets conveyed to such liquidating trust shall be determined, promptly after such conveyance, by an independent appraiser to be selected by random number from a

list of three qualified MAI appraisers obtained by the General Partners from the American Institute of Real Estate Appraisers.

D. If the General Partners (or any liquidating trustee) determine in good faith that it would be in the best interests of the Partners if all or any portion of the assets of the Partnership were distributed in kind, such assets shall be distributed on the basis of the fair market value thereof and any Partner entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Partners so entitled. In the case of assets which previously had been distributed to a liquidating trust, the fair market value of such assets shall be the value determined in the manner specified in the last sentence of Section 10.3C above, provided that if the date of any such appraisal is more than 6 months prior to the date of the actual distribution of the assets in kind, a new appraisal shall be obtained in the manner specified in such last sentence. In the case of assets which have not previously been distributed to a liquidating trust, the fair market value of such assets shall be determined, prior to their distribution in kind, in the manner specified in the last sentence of Section 10.3C above. If assets are to be distributed in kind, the Partners' Capital Accounts shall be appropriately adjusted before any such distribution to reflect the increases or decreases to such Capital Accounts which would have occurred if the property distributed in kind had been sold for its fair market value by the Partnership prior to the distribution.

E. Subject to the provisions of Section 10.3F below, if following the "liquidation" of a Partner's interest in the Partnership (as defined in Section 1.704-1(b)(2)(ii)(g) of the Allocation Regulations) or the dissolution of the Partnership and the distribution or liquidation of its assets in accordance with the foregoing provisions of Section 10.2D and this Section 10.3, the Partner whose interest is being liquidated (or, in the case of the liquidation and dissolution of the Partnership, any Partner) has a negative balance in its Capital Account after adjusting such Capital Account to reflect the allocations and distributions required under Sections 10.1 and 10.2 above (including, without limitation, the allocation to such Partner of his or its Share of Partnership Minimum Gain and/or Share of Partner Minimum Gain), the amount of such negative balance shall be contributed by such Partner to the Partnership on the first to occur of (i) the date which is ten (10) days after the delivery to such Partner of a certificate of the Accountants, prepared in good faith and at the expense of the Partnership, setting forth the calculation of such Partner's negative Capital Account balance, or (ii) the later of (A) the last day of the taxable year of the Partnership in which such liquidation occurs, or (B) 90 days after the date of the liquidation. Any such amount shall be distributed to those Partners having positive Capital Account balances in proportion to, and to the extent necessary to eliminate such positive balances, or in such other manner as may be required under Section 1.704-1(b)(2)(ii)(b)(3) of the Allocation Regulations.

F. Except to the extent of his Share of Partnership Minimum Gain or Partner Minimum Gain, if any, no Limited Partner shall have a Deficit Restora-

tion Obligation nor shall any Limited Partner otherwise be required to restore any deficit balance in his or its Capital Account at any time.

Section 10.4 Special Distribution Provisions

A. Notwithstanding anything to the contrary contained herein, in no event shall the General Partners receive as an aggregate distribution under Sections 10.2C or 10.3 hereof less than 1% of the aggregate amounts distributed to all the Partners under Sections 10.2 or 10.3 hereof. In order to carry the immediately preceding sentence into effect, in the event that any aggregate distribution to the General Partners would, but for the provisions of this paragraph, fail to equal or exceed 1% of the aggregate amount distributable to all the Partners, then the amounts otherwise distributable to all the Partners under this Sections 10.2 or 10.3 hereof shall be reduced and reallocated to the General Partners in order to assure the General Partners of their 1% share.

B. Prior to making any cash distribution attributable to a sale or other disposition of Partnership property or prior to making any distribution in any kind of Partnership assets, the General Partners may request from a Limited Partner an affidavit or other evidence that such Limited Partner is not a "foreign person" within the meaning of Section 1445 of the Code In the event such Limited Partner does not provide such affidavit or other evidence in form and content satisfactory to the General Partners within 30 days after request by the General Partners, the General Partners may withhold and pay over to the Internal Revenue Service such portion of such Limited Partner s distribution as may be necessary to comply with Section 1445(e) of the Code, and any amount so withheld and paid over shall be treated as a distribution to such Limited Partner at the time it is paid over to the Service.

C. If the Partnership shall receive any purchase money indebtedness in partial payment of the purchase price of the Project pursuant to Sections 10.2 or 10.3 of this Agreement, and such indebtedness is distributed to the Partners pursuant to the provisions of Sections 10.2 or 10.3, the distributions of the cash portion of such purchase price and the principal amount of such purchase money indebtedness hereunder shall be allocated among the Partners in the following manner. On the basis of the sum of the principal amount of the purchase money indebtedness and cash payments received on the sale (net of amounts required to pay Partnership obligations and fund reasonable reserves), there shall be calculated the percentage of the total net proceeds distributable to each class of Partners based on Sections 10.2 or 10.3, treating cash payments and purchase money indebtedness principal fungibly for this purpose, and the respective classes shall receive such respective percentages of the net cash purchase price and purchase money principal. Payments on such purchase money indebtedness retained by the Partnership shall be distributed in accordance with the respective portions of principal allocated to the respective classes of Partner in accordance with the preceding sentence, and if any such purchase money indebtedness shall be sold, the sale proceeds shall be allocated in the same proportion. Notwithstanding the foregoing, if any

such purchase money indebtedness is to be received in connection with such a sale, a description, in reasonable detail, of the terms thereof must be furnished to the Investor Limited Partners concurrently with any request for a Consent of the Investor Limited Partners to such sale and must be ratified expressly in such Consent.

D. Except as otherwise specifically provided in this Section 10.4, if the funds available for the distribution of Cash Flow or Capital Proceeds to the Partners are insufficient to distribute to any class of Partners the maximum amount which otherwise would be distributable to such class under the applicable provision(s) of this Article X, the amount available for distribution shall be distributed pro rata to the members of such class in proportion to their respective paid-in Capital Contributions.

Section 10.5 Special Allocation Provisions

Notwithstanding anything to the contrary contained herein:

A. Nonrecourse Deductions shall be allocated to and among the Partners in accordance with their respective Percentage Interests.

B. Partner Nonrecourse Deductions shall be allocated to and among the Partners in the manner provided in the Allocation Regulations.

C. If there is a net decrease in Partnership Minimum Gain for a Partnership taxable year, the Partners shall be allocated items of Partnership income and gain in accordance with the provisions of Section 1.704-IT(b)(4)(iv) of the Allocation Regulations.

D. If there is a net decrease in Partner Minimum Gain for a Partnership taxable year then any Partner with a Share of such Partner Minimum Gain shall be allocated items of Partnership income and gain in accordance with the provisions of Section 1.704-1(b)(4)(iv) of the Allocation Regulations.

E. Subject to the provisions of Sections 10.5A through 10.5D above, in the event that any Limited Partner (who is not also a General Partner) unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Allocation Regulations, items of Partnership income and gain shall be specially allocated to each such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Allocation Regulations, the Adjusted Capital Account Deficit of such Limited Partner as quickly as possible. This Section 10.5E is intended to constitute a "qualified income offset" provision within the meaning of the Allocation Regulations and shall be interpreted consistently therewith.

F. Subject to the provisions of Sections 10.5A through 10.5E above, in no event shall any Limited Partner be allocated Losses which would cause him to have an Adjusted Capital Account Deficit as of the end of any Partnership fiscal year. Any Losses which are not allocated to a Limited Partner by

reason of the application of the provisions of this Section 10.5F shall be allocated to the General Partners.

G. Subject to the provisions of Sections 10.5A through 10.5F above, in the event that any Limited Partner (who is not also a General Partner) has an Adjusted Capital Account Deficit at the end of any Partnership fiscal year, items of Partnership income and gain shall be specially allocated to each such Limited Partner in the amount of such Adjusted Capital Account Deficit as quickly as possible.

H. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Book Value. In the event the Book Value of any Partnership Property is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 10.5H are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

I. Syndication Expenses for any fiscal year or other period shall be specially allocated to the Investor Limited Partner.

J. For purposes of determining the Profits, Losses, Tax Credits or any other items allocable to any period, Profits, Losses, Tax Credits and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

K. To the extent that interest on loans (or other advances which are deemed to be loans) made by the General Partners to the Partnership is determined to be deductible by the Partnership in excess of the amount of interest actually paid by the Partnership, such additional interest deduction(s) shall be allocated solely to the General Partners.

L. If the Service successfully disallows the deduction of all or any part of any fee paid by the Partnership to a General Partner or their Affiliates by recharacterizing such fee as a distribution to such General Partner, there shall be, to the extent permitted by the Code, a special allocation of gross income to the General Partners for the taxable year with respect to which such

disallowed deduction was claimed by the Partnership in the amount of such disallowed deduction.

M. Except as otherwise specifically provided in this Article X, all Profits, Losses and Tax Credits allocated to each class of Partners shall be shared by the respective Partners in such class in the ratio which the paid-in Capital Contribution of each Partner in such class bears to the aggregate paid-in Capital Contributions of all Partners in such class.

N. In no event shall there be allocated to the General Partners under Section 10.1 less than 1% of the aggregate Profits, Losses and Tax Credits allocated to all the Partners. In the event that there is no allocation of Profits, Losses and Tax Credits to the General Partners hereunder or if the amount of Profits, Losses and Tax Credits allocable to the General Partners hereunder shall not equal 1% of the aggregate amount allocable to all the Partners without giving effect to this provision, then the amounts otherwise allocable to the Limited Partners hereunder shall be correspondingly reduced in order to assure the General Partners of their 1% share. Any such reduction shall be applied to reduce the shares of all classes of Limited Partners in proportion to their respective interests in the Partnership.

Section 10.6 Order of Application

A. The provisions of this Article X shall be applied in the order required by the applicable provisions of the Allocation Regulations or if no such order is specified, in the manner determined by the Accountants.

Section 10.7 Curative Allocations

A. The provisions of this Agreement related to the maintenance of Capital Accounts, the allocation of Profits or Losses and Tax Credits and the distribution of Cash Flow and Capital Proceeds to the Partners are intended to comply with the requirements of the Allocation Regulations by causing the amount of such Profits or Losses to be allocated to and among the Capital Accounts of the Partners so that the Capital Account of each Partner as of the end of each fiscal year of the Partnership is equal to the Hypothetical Liquidation Amount distributable to such Partner minus such Partner's Share of Partnership Minimum Gain and Share of Partner Minimum Gain, if any. In addition, such provisions are intended to cause the amount distributable to the Partners in an actual distribution pursuant to Section 10.2D to equal the amount that would be distributable to each Partner if Section 10.2C rather than Section 10.2D applied to such distribution.

B. If the Partnership is advised at any time by the Accountants or Special Tax Counsel that the allocations of Profits or Losses for any fiscal year of the Partnership are unlikely to be respected for tax purposes or that an actual distribution to the Partners at the end of such fiscal year in accordance with Section 10.2D would not result in each Partner receiving the amount that he would have received if Section 10.2C rather than Section 10.2D

applied to such distribution, the General Partner is authorized and empowered, with the Consent of the Investor Limited Partners, to amend the provisions of this Article X relating to the allocation of Profits or Losses (other than the Regulatory Allocations) for such fiscal year (and for subsequent fiscal years if necessary) to cure such defect consistent with the principles of Section 10.7A above.

ARTICLE XI

Management Agent

Section 11.1 General Provisions

The General Partners shall have responsibility for obtaining a Management Agent acceptable to HUD, SCSHA and the Lender and any other Governmental Authority having jurisdiction to manage the Project in accordance with the requirements of HUD, SCSHA and the Lender or any other Governmental Authority having jurisdiction. The General Partners shall cause the Partnership to enter into an agreement with the Management Agent, which may be an Affiliate of a General Partner, but which shall not be a General Partner. The Management Agent shall be entitled to receive the Management Fee, subject to the Regulations, which shall not exceed 5% of the gross revenues of the Project. If (i) the Management Agent (whether or not it is an Affiliate of a General Partner) notifies the Partnership of its intention to voluntarily terminate the Management Agreement or defaults in its obligations under the Management Agreement in such a manner as to give the Partnership the right to terminate the same, or (ii) if at any time after Final Closing, the Management Agent is an Affiliate of a General Partner and

(A) the Property shall be subject to a substantial building code violation or violations which shall not have been cured within 90 days after notice from the applicable governmental agency or department or unless such violation(s) is (are) being validly contested by the General Partners by proceedings which operate to prevent any fines or criminal penalties from being levied against the Partnership or unless in the case of any such violation not susceptible of cure within such 90 day period, the Management Agent and/or the General Partners are diligently making reasonable efforts to cure the same,

(B) operating revenues of the Project in respect of any period of twenty-four consecutive calendar months after Final Closing shall be insufficient to permit the Partnership to pay when due on a current basis all Partnership obligations in respect of such twenty-four month period and the General Partners have failed to advance sufficient funds to the Partnership to enable it to pay all such obligations,

(C) a Recapture Event shall occur as the result of any act or omission of the Management Agent or the General Partners, or the representation set forth in Section 6.5A(xi) becomes untrue at any point in time, or

(D) the Management Agent or its agents or employees have demonstrated incompetence or malfeasance in the management of the Project,

then the General Partners shall forthwith give to the Special Limited Partner notice of such event (a "Management Default Notice"), Upon receipt of a Management Default Notice, the Special Limited Partner shall have the right, by written notice to the Partnership within thirty (30) days following such receipt (the "Second Notice"), to designate Boston Financial Property Management ("BFPM") as the new Management Agent upon substantially the same terms and conditions as are contained in the then existing Management Agreement. Any such designation shall be subject to any Requisite Approvals. If (x) the Special Limited Partner notifies the Partnership, prior to the end of the Notice Period, that it does not elect to designate BFPM as the new Management Agent, (y) the Special Limited Partner does not respond by the end of the Notice Period, or (z) any Requisite Approvals to the designation of BFPM as Management Agent are not obtained, the Partnership shall, subject to any Requisite Approvals forthwith terminate its management agreement with the Management Agent, unless the Consent of the Investor Limited Partner is obtained to the retention of the Management Agent as the manager of the Property. If such Consent is not so obtained, the General Partners shall immediately proceed to select a qualified Person unaffiliated with the General Partners as the new Management Agent for the Project, which selection shall be subject to any Requisite Approvals; and, after such selection, no Management Fee shall be payable to any Person which is an Affiliate of a General Partner unless the management contract with any such Person shall provide for the right of the Partnership to terminate the same upon the occurrence of the circumstances described in this Article XI.

Section 11.2 Supervisory Management Agreement

At or prior to the Admission Date, the Partnership shall enter into the Supervisory Management Agreement with the General Partners pursuant to which the General Partners will agree to perform the services set forth in such agreement. As consideration for such services, the Supervisory Management Agreement shall provide for compensation to the General Partners each year for the 15 year period commending with the year in which the Completion Date occurs (the "Incentive Management Fee") in an amount equal to the lesser of (i) 5% of the Gross Collected Income of the Partnership or (ii) 100% of the Cash Flow remaining after payment of the amounts set forth in Clauses First and Second of Section 10.2A(i) hereof, provided that in no event shall the sum of the Management Fee and the Incentive Management Fee exceed, 10% of the Gross Collected Income of the Partnership. The Incentive Management Fee shall be payable to the extent of Cash Flow in any year is available for distribution only (i) after the Investor Limited Partner has received the cumulative Priority Distribution through such year, and (ii) after any outstanding Recapture Amount has been paid to the Investor Limited Partner.

ARTICLE XII

Books and Reporting, Accounting, Tax Elections, Etc.

Section 12.1 Books and Reporting

A. The General Partners shall keep or cause to be kept a complete and accurate set of books and supporting documentation of transactions with respect to the conduct of the Partnership's business. The books of the Partnership shall be kept on the accrual basis and shall at all times be maintained at the principal office of the Partnership. Each of the Partners and their duly authorized representatives shall have the right to examine the books of the Partnership and all other records and information concerning the operation of the Property at reasonable times after adequate notice to the General Partners.

B. The books of the Partnership shall be examined in accordance with generally accepted auditing standards annually as of the end of each fiscal year of the Partnership by the Accountants. The General Partners shall determine and prepare a balance sheet as of the end of each such year and statements of income, partners equity and changes in financial position for such year. Said balance sheet and statements shall be accompanied by the opinion of the Accountants that said balance sheet and statements have been prepared in accordance with generally accepted accounting principles applied consistently with prior periods identifying any matters to which the Accountants take exception and stating, to the extent practicable, the effect of each such exception on such financial statements. As a note to such financial statements, the General Partners shall prepare (or shall cause to have prepared) a schedule of all loans to the Partnership, setting forth the section of this Agreement under which such debt was incurred and the purpose for which such loan was applied by the Partnership and such schedule will be reviewed by the Accountants. Such schedule shall demonstrate that loans have been made, used, carried on the books of the Partnership (and repaid, if applicable) in accordance with the provisions of this Agreement. In addition, after the first year in which the Accountants examine the financial statements of the Partnership after completion of the Project, the depreciation schedule for that year and all future years, along with the depreciation worksheet, shall be prepared by the General Partners or their designee, reviewed by the Accountants and furnished to the Investor Limited Partner. The General Partners shall, promptly upon receipt of such balance sheet and statements and in any event within 60 days after the end of each fiscal year, transmit to the Investor Limited Partner a copy thereof.

Notwithstanding any other requirements set forth herein regarding reports to be provided, the General Partners shall be required to provide all of the reports required by Section 12.1E below.

The Accountants also shall review and sign the Federal and state income tax returns of the Partnership. The General Partners or their designee shall

complete the books of the Partnership in such time as will allow the Accountants to complete such tax returns within 45 days after the end of such fiscal year. The General Partners shall cause such tax returns to be filed within such time periods and shall immediately upon the filing thereof transmit to the Investor Limited Partner a copy of Form K-1. If the General Partners fail to complete such tax returns and to transmit such Form K-1 to the Investor Limited Partner within 45 days after the end of such fiscal year, shall fail to transmit the annual balance sheet and financial statements to the Investor Limited Partner within the time period set forth above or shall fail to deliver any of the information required by Section 12.1E below within 20 days after the end of any applicable quarter of the Partnership's fiscal year, the General Partners shall pay damages in the sum of $500 per day (plus interest at the Designated Prime Rate computed from the date which is 45 days after the end of such fiscal year until such K-1, balance sheet, financial statements and information is received by the Investor Limited Partner. Such damages shall be paid forthwith by the General Partners and failure to so pay shall constitute a default of the General Partners under Section 6.3D hereof. In addition, if the General Partners fail to so pay, the General Partners and their Affiliates shall forthwith cease to be entitled to the distribution of any Cash Flow and the payment of the Incentive Managément Fee to which they may otherwise be entitled under Article X hereof, and the Investor Limited Partner shall not be required to pay any Additional Installment of its Capital Contribution. Such distributions of Cash Flow and the release of any Installment under Section 5.1 hereof shall be restored and allowed only upon the payment of such damages in full and any amount of such damages not so paid shall be deducted against payments of the Cash Flow otherwise due to the General Partners or their Affiliates.

The reports and estimates described above shall clearly indicate the methods under which they were prepared and shall be made at the expense of the Partnership.

C. If the General Partners fail to complete such tax returns and submit such Forms K-1 on a timely basis, the Investor Limited Partner may select a firm of accountants who shall prepare such returns and Form K-1. The General Partners shall immediately furnish all necessary documentation and other information so as to prepare such tax returns and such Forms K-1 to such accountants. Such firm of accountants may be paid out of funds held under the Escrow Agreement. Such payments to the accountants will be deemed to be a part of, and be applied against, the damages required to be paid by the General Partners under Section 12.1B above; provided, however, that such damages shall not be limited to the funds held in escrow or scheduled to be released in any year.

D. An annual pro forma operating budget shall be prepared by the General Partners and furnished to the Investor Limited Partner within 90 days after the beginning of each calendar year. In addition, the General Partners shall prepare and furnish to the Investor Limited Partner an estimate of the profits

and losses of the Partnership for Federal tax purposes for the current fiscal year not later than September 30 of each year.

E. Within 15 days following the end of each of the first three quarters of each fiscal year, the General Partners shall send to each Person who was a Partner at any time during each of the first three quarters of each fiscal year of the Partnership one or more reports which, taken together, provide the following information (which need not be audited): (i) a balance sheet as at the end of such quarter; (ii) a statement of income for such quarter; (iii) a statement of cash available for distribution and reserves for such quarter; (iv) a statement describing (a) any new agreement, contract or arrangement between the Partnership and a General Partner or an Affiliate of a General Partner, and (b) the amount of all fees and other compensation and distributions and reimbursed expenses paid by the Partnership for the quarter to any General Partner or Affiliate of a General Partner; and (v) a report of the significant activities of the Partnership during the fiscal quarter.

F. The General Partners may from time to time change the Accountants for the Partnership to another firm of certified independent accountants; provided, however, that unless (i) the proposed new Accountants are a firm of nationally recognized standing, and (ii) prior to any such change the General Partners shall have delivered to the Investor Limited Partner a certificate to the effect that such change has not been brought about as a result of any dispute over Partnership accounting practices and procedures, such change in Accountants shall require the Consent of the Investor Limited Partner, which consent shall not be unreasonably withheld or delayed.

G. In addition, the Partnership will furnish the Investor Limited Partner with a detailed statement of any transactions (other than transactions set forth in this Agreement) between the Partnership and the General Partners or their Affiliates and of fees, commissions, compensation and other benefits paid or accrued to the General Partners or their Affiliates for the prior fiscal year, showing the amount paid or accrued and the services performed.

Section 12.2 Bank Accounts

Subject to any Requisite Approvals, the bank accounts of the Partnership shall be maintained in such banking institutions as the General Partners shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partners shall determine. All deposits (including security deposits and other funds required to be escrowed by HUD, SCSHA or the Lender) and other funds not needed in the operation of the business shall be deposited, to the extent permitted by the Commitments and the Regulations, in interest-bearing accounts or invested in short-term United States Government obligations maturing within one year, commercial paper, certificates of deposit, time or demand deposits or money market accounts.

Section 12.3 Tax Elections

Subject to the provisions of Section 12.4, all elections required or permitted to be made by the Partnership under the Code shall be made by the General Partners in such manner as they consider to be most advantageous to the Investor Limited Partner.

Section 12.4 Special Adjustments

A. In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership shall elect, pursuant to Section 754 of the Code (or corresponding provisions of succeeding law) to adjust the basis of Partnership assets. Notwithstanding anything to the contrary contained in Article X of this Agreement, any adjustments made pursuant to said Section 754 shall affect only the successor in interest to the transferring Partner. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

B. Notwithstanding anything to the contrary contained in Article X of this Agreement, if, as a result of an adjustment made by the Service and accepted by the Partnership any item shall be capitalized, then the depreciation or cost recovery for the amount so capitalized shall be appropriately allocated, as determined by the Accountants, to those Partners affected by the adjustment.

Section 12.5 Fiscal Year

The fiscal year of the Partnership shall be the calendar year, or such other year as may be required by the Code.

Section 12.6 Tax Matters Partner

A. The Tax Matters Partner ("TMP") for the Partnership shall be the Managing General Partner serving in such capacity from time to time.

B. The TMP shall have the right to resign as the TMP by giving thirty (30) days written notice to each Partner. Upon the resignation, death, legal incompetency or Bankruptcy of the Person serving as the TMP, any successor to the interest of the TMP pursuant to the applicable provisions of Section 7.3 shall be designated as the successor TMP, but such designee shall not become the TMP until the designation of such Person has been approved by the Consent of the Investor Limited Partners, which consent shall not be unreasonably withheld or delayed.

C. The TMP shall employ experienced tax counsel to represent the Partnership in connection with any audit or investigation of the Partnership by the Internal Revenue Service (the "Service"), and in connection with all subsequent administrative and judicial proceedings arising out of such audit. The fees and expenses of such counsel shall be a Partnership expense and shall

be paid by the Partnership. Such counsel shall be responsible for representing the Partnership; it shall be the responsibility of the General Partners and of the Investor Limited Partners, at their expense, to employ tax counsel to represent their respective separate interests.

D. The TMP shall keep the Partners informed of all administrative and judicial proceedings, as required by Section 6623(g) of the Code, and shall furnish to each Partner who so requests in writing, a copy of each notice or other communication received by the TMP from the Service (except such notices or communications as are sent directly to such requesting Partner by the Service. All third party costs and expenses incurred by the TMP in serving as the TMP shall be Partnership expenses and shall be paid by the Partnership, provided, however, that if the Partnership does not have sufficient funds to pay such costs and expenses, the Partners shall make additional Capital Contributions to the Partnership to pay such costs and expenses, pro rata in accordance with their respective Percentage Interests, within 15 days after notice from the General Partners.

E. The TMP shall not have the authority, unless such action has been approved by the Consent of the Investor Limited Partner, to do all or any of the following:

(i) to enter into a settlement agreement with the Service which purports to bind partners other than the TMP,

(ii) to file a petition as contemplated in Section 6226(a) or 6228 of the Code,

(iii) to intervene in any action as contemplated in Section 6226(b) of the code,

(iv) to file any request contemplated in Section 6227(b) of the Code, or

(v) to enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

F. The Partnership shall indemnify the TMP (including the officers and directors of a corporate TMP) against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees) reasonably incurred by them in any civil, criminal or investigative proceeding in which they are involved or threatened to be involved by reason of being the TMP, provided that the TMP acted in good faith, within what is reasonably believed to be the scope of its authority and for a purpose which it reasonably believed to be in the best interests of the Partnership or the Partners. The TMP shall not be indemnified under this provision against any liability to the Partnership or its Partners to any greater extent than the indemnification allowed by Section 6.6 of this Agreement. The indemnification provided hereunder shall not be

deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the Partners, or otherwise.

ARTICLE XIII

General Provisions

Section 13.1 Restrictions on Transfer

A. Notwithstanding any other provision of this Agreement, except as otherwise provided in this Section, Section 8.1B or in the Purchase Agreement, no sale, transfer or exchange of any Partnership Interest may be made if the Partnership Interest sought to be sold, transferred or exchanged, when added to the total of all other Partnership Interests in the Partnership sold or exchanged within the period of twelve consecutive months prior to the proposed date of sale or exchange, would result in the termination of the Partnership under Section 708 of the Code. However, such a sale, transfer or exchange (if otherwise permissible under Article VII and VIII hereof) may be made if prior to the date of transfer (upon the application of, and at the expense of the Partner desiring to sell or exchange his or its Partnership Interest), (i) there shall have been issued any one of the following to the effect that such sale or exchange will not cause the Partnership to terminate for Federal income tax purposes (x) an opinion of Designated Counsel or other counsel satisfactory to the General Partners, (y) a ruling of the Service published in the Internal Revenue Service Bulletin (or its successors), or (z) a private ruling by the Service, or (ii) the Accountants and Designated Counsel shall determine that such transfer will cause a tax termination of the Partnership but shall further determine such termination will not have a material adverse impact on any of the Partners.

B. No sale, transfer, exchange or other disposition of any Partnership Interest may be made except in compliance with the Regulations. The General Partners may require as a condition of any transfer of such Partnership Interest that the transferor furnish an opinion of counsel reasonably satisfactory to the General Partners that the proposed transfer will comply with applicable Federal and state securities laws.

C. Neither this Section 13.1 nor any other provision of this Agreement shall, however, in any event impair, or be a defense to, the obligation to purchase the Limited Partnership Interest of the Investor Limited Partner set forth in the Purchase Agreement.

D. Any sale, exchange or other transfer in contravention of any of the provisions of this Section 13.1 shall be void and ineffective, and shall not bind or be recognized by the Partnership.

Section 13.2 Appointment of General Partners as Attorneys-in-Fact

A. Each Partner (including a substituted or additional Partner) hereby irrevocably constitutes, and empowers to act alone, each General Partner who is an individual and each of the President, any Vice President, Treasurer and Clerk of any General Partner which is a corporation from time to time serving in such capacity as its attorney-in-fact with authority to execute, acknowledge and swear to all instruments and file all documents requisite to carrying out the intention and purpose of this Agreement, including, without limitation, (i) any amendment of this Agreement which the General Partners are authorized to effect under Section 4.6 or which has received the requisite consent of Partners hereunder, and (ii) all business certificates and the necessary certificates and amendments thereto from time to time in accordance with all applicable laws, including without limitation the Certificate and amendments thereto providing for its admission to the Partnership and its obligation to make Capital Contributions, if any, as provided in this Agreement, and the filing and execution of appropriate documents with the Lender, SCSHA and HUD.

B. Any power of attorney granted under this Agreement shall be irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact, inter alia, that each of the Partners under this Agreement will be relying upon the power of such Persons to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall, to the extent permitted by law, survive the bankruptcy, death, incompetence or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Partnership Interest of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his or its Limited Partnership Interest, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Substitute Limited Partner and all required documents and instruments shall have been duly executed filed and recorded to effect such substitution.

Section 13.3 Amendments to Certificate After Certain Distributions

Within 120 days after the end of any period in which the Limited Partners shall have received distributions totalling $50,000 (other than distributions which do not constitute a return of all or a portion of the Limited Partners' Capital Contributions within the meaning of the Uniform Act) under Article X hereof, the General Partners shall cause to be filed as required under the laws of the State and elsewhere as the General Partners deem appropriate any such amendments to the Certificate reflecting such distributions which are necessary to ensure that the liability of the Limited Partners to Partnership creditors is limited to their Capital Contributions minus any distributions of capital. Nothing in this Section 13.3 shall affect distributions or allocations to the Partners under Article X.

Section 13.4 Notices

Except as otherwise specifically provided herein, all notices, demands or other communications hereunder shall be in writing and shall be deemed to have been given when the same are (i) deposited in the United States mail and sent by certified or registered mail, postage prepaid, (ii) Federal Express or similar overnight delivery service, (iii) telecopier or other facisimile transmission, answerback requested, or (iv) delivered personally, in each case, to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

(a) If to the Partnership, at the principal office of the Partnership set forth in Section 2.2, with copies to Ralph C. Robinson, Jr., Callison, Tighe, Rush, Robinson & Anastasion, P.O. Box 1209, 1208 Washington Street, Columbia, South Carolia 29220.

(b) If to a Partner, at his address set forth in the Schedule, with a copy to Boston Financial, 101 Arch Street, 16th Floor, Boston, MA 02110, Attention of Asset Management Department (Public Funds).

Section 13.5 Word Meanings

The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Any references to "Sections" or "Articles" are to Sections or Articles of this Agreement, unless reference is expressly made to a different document.

Section 13.6 Binding Provisions

The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assignees of the respective parties hereto, except in each case as expressly provided to the contrary in this Agreement.

Section 13.7 Applicable Law

This Agreement shall be construed and enforced in accordance with the internal laws of the State.

Section 13.8 Counterparts

This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart, except that no counterpart shall be binding unless signed by the General Partners.

Section 13.9 Paragraph Titles

Paragraph titles and any table of contents herein are for descriptive purposes only, and shall not control or alter the meaning of this Agreement as set forth in the text.

Section 13.10 Separability of Provisions; Rights and Remedies; Arbitration

A. Each provision of this Agreement shall be considered separable and (a) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, or (b) if for any reason any provision or provisions herein would cause the Limited Partners to be bound by the obligations of the Partnership under the laws of the State as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

B. Each of the parties hereto irrevocably waives during the term of the Partnership (including any periods during which the business of the Partnership is required to be continued under Article VII) any right that such party may have to maintain any action for partition with respect to the property of the Partnership.

C. The rights and remedies of any of the parties hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the parties confirms that damages at law may be an inadequate remedy for breach or threat of breach of any provisions hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threat of breach of any provision hereof, it being the intention by this paragraph to make clear that under this Agreement the respective rights and obligations of the Partners shall be enforceable in equity as well as at law or otherwise.

D. In any instance in which any matter is to be determined by Arbitration under the provisions of this Agreement, such matter shall be submitted to arbitration in the manner provided under the Commercial Arbitration Rules of the American Arbitration Association then in effect; such arbitration shall be

conducted before three arbitrators, chosen in accordance with such rules in Richland County, South Carolina and shall be binding on all parties to the dispute; judgment on the award of such arbitrator may be rendered by any court having jurisdiction of such parties and the subject matter.

E. Each Partner irrevocably:

(i) agrees that any suit, action or other legal proceeding arising out of this Agreement or any of the transactions contemplated hereby shall be brought in the courts of record of Suffolk County of the Commonwealth of Massachusetts or the courts of the United States located in Boston, Massachusetts.

(ii) consents to the jurisdiction of each such court in any such suit, action or proceeding.

(iii) waives any objection which he or it may have to the laying of venue of any such suit, action or proceeding in any of such courts.

Section 13.11 <u>Effective Date of Admission</u>

Subject to the provisions of Section 10.5, the Investor Limited Partner shall be deemed to have been admitted as of the first day of the calendar month in which the Admission Date occurs, for all purposes of this Agreement, including the allocation of Profits and Losses under Article X hereof.

Section 13.12 <u>Amendment Procedure</u>

A. Amendments to this Agreement may be proposed by any General Partner or Limited Partner. Following such proposal, the General Partners shall submit to the Limited Partners a verbatim statement of any proposed amendment, providing that Designated Counsel shall have approved of the same in writing as to form, and the General Partners shall include in any such submission a recommendation as to the proposed amendment. The General Partners shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that they may deem appropriate. For purposes of obtaining a written vote, the General Partners may require a response within a reasonable specified time, but not less than 30 days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partners' recommendation with respect to the proposal.

B. Except as otherwise provided in Section 4.7 or 13.12C, any amendment to this Agreement or the Certificate must be approved by the General Partners with the Consent of the Investor Limited Partner, which consent shall not be unreasonably withheld or delayed, subject to the following:

(i) The term of the Partnership shall not be extended beyond December 31, 2040, without the written approval of all Partners.

(ii) This Section 13.12 shall not be amended without the written approval of all Partners.

(iii) Except as otherwise specifically provided herein, this Agreement shall not be modified or amended in such a manner as to increase the amount of Capital Contributions payable by any Partner or to change or accelerate the date for payment of any Capital Contributions by a Partner or to reduce the interest of any Partner in Profits, Losses, Tax Credits, Cash Flow or Capital Proceeds of the Partnership or otherwise decrease the direct or indirect benefits or otherwise increase the liability of any Partners without the written approval of each Partner affected thereby, except to the extent permitted by Section 13.12B(iv).

(iv) Amendments of this Agreement contemplated by Section 4.7B may be made in accordance with the provisions thereof.

(v) Without the written approval of all Partners, no amendment hereof may reduce the percentage in interest of Partners required hereunder for the taking or omission of any action or for the consent to any action proposed to be taken or omitted.

(vi) Notwithstanding any agreement to the contrary contained in this Agreement, no amendment will be made to this Agreement which will affect the rights of the Lenders under the terms of any agreement between the Lender and the Partnership, without the prior written approval of the Lender.

(vii) Article X may be amended only (i) by the General Partners with the Consent of the Investor Limited Partner, or (ii) as provided in Section 4.7, or (iii) as provided in Section 4.3D or 10.7.

C. Notwithstanding the provisions of Section 13.12B above, this Agreement may be amended by the General Partners, without the consent of any of the Limited Partners: (A) to add to the representations, duties, or obligations of the General Partners or to surrender any right or power granted to the General Partners herein, for the benefit of the Limited Partners; (B) to cure any ambiguity, to correct or supplement any provision hereof which may be inconsistent with any other provision hereof, or to make any other provision with respect to matters or questions arising under this Agreement not incon-

sistent with the intent of this Agreement; and (C) to change any provision of this Agreement required to be so changed by the staff of the Securities and Exchange Commission or other federal agency or by a state "Blue Sky" commissioner or similar official, which change is deemed by such commissioner, agency, or official to be for the benefit or protection of the Limited Partners, provided that no amendment shall be adopted pursuant to this Section 13.12C unless the adoption thereof (X) is for the benefit of or not adverse to the interests of the Limited Partners, and (Y) does not violate the provisions of Section 13.12B(vii) hereof.

Section 13.13 Consent of Partners

Each Partner, by signing this Agreement, has signified its consent to the specific consent provisions set forth herein. However, whenever the applicable laws of the State require a higher percentage of consent than those specified in this Agreement, and if the consent evidenced by the signing of this Agreement is insufficient under the laws of the State to satisfy such requirement, such higher percentage of consent shall be obtained.

Section 13.14 Liability of BFQH

BFQH is a Massachusetts limited partnership. In no event shall any person who is at any time a general or limited partner in BFQH, or any partner or Affiliate of the Investment General Partners, have any personal liability for the payment or performance of any obligation of BFQH arising under or in connection with the provisions of this Agreement or any document or instrument to be delivered in connection with this Agreement, including, without limitation, the obligations of BFQH to contribute capital to the Partnership. All parties dealing with BFQH shall look solely to the assets of BFQH for the satisfaction of any such obligation and not to the assets of any Person who is a partner therein.

Section 13.15 Requirements of the Lender and HUD.

The Partnership is authorized to execute the Note and Mortgage in order to obtain a loan to be coinsured by the Lender and HUD and to execute a Regulatory Agreement between the Partnership and the Lender and such other documents required by the Lender and/or HUD in connection with said loan. Any incoming Partner, as a condition of receiving an interest in Partnership Property, shall agree to be bound by the Note, Mortgage and Regulatory Agreement and other documents required in connection with said loan to the same extent and on the same terms as the other Partners. Upon any dissolution of the Partnership, no title, or right to possession and control of the Partnership's property, and no right to collect the rents therefrom, shall pass to any Person who is not bound by the Regulatory Agreement in a manner satisfactory to the Lender and HUD. The provisions of the Regulatory Agreement shall be controlling over any inconsistent provisions of this instrument or other agreements among the Partners. So long as the Lender, HUD, or its or their successor or assigns, is the coinsurer or holder of a

mortgage on the Project, no amendment to this Agreement which results in any of the following shall be in force or effect without the prior written consent of the Lender and/or HUD: (i) any amendment which modifies the duration of this Agreement; (ii) any amendment which results in the requirement that HUD previous participation certification (HUD Form 2530) be obtained for any additional "principal" as that term is defined by HUD; (iii) any amendment which in any way affects the coinsured Mortgage or Regulatory Agreement; and (iv) any amendment which alters or deletes the terms and provisions of this Section 13.15.

Section 13.16 Delivery of Certificate

Promptly upon the filing of the Certificate and each amendment thereto in the Filing Office, the General Partners shall deliver or mail a copy thereof to each Limited Partner.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GENERAL PARTNERS:

Edwin Lewis, II

CANAL COURT II LIMITED PARTNERSHIP
a South Carolina Limited Partnership

By: ______________________

WITHDRAWING LIMITED PARTNER:

William R. Hungiville

SPECIAL LIMITED PARTNER:
SLP 89, INC.,
a Massachusetts corporation

By: ______________________
Josephine MacAllister, Vice President

INVESTOR LIMITED PARTNER:

BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS, L.P. IV, A LIMITED PARTNERSHIPa Massachusetts limited partnership, by its Managing General Partner, Arch Street IV, Inc., a Massachusetts corporation

By: ______________________
Josephine MacAllister, Vice President

SCHEDULE A

Name and Address	Capital Contributions	Percentage Interests in Profits, Losses and Tax Credits
GENERAL PARTNERS:		
Edwin Lewis, II c/o Bentley Development, Ltd. 900 Riverhill Circle Columbia, SC 29221	$0	
Canal Court II Limited Partnership c/o Bentley Development, Ltd. 900 Riverhill Circle Columbia, SC 29221	$450,000	
	$450,000	1.00 %
SPECIAL LIMITED PARTNER:		
SLP 89, Inc. 101 Arch Street 16th Floor Boston, MA 02110	$10	0%**

* Agreed value of land

** The Special Limited Partner is entitled to receive a distribution of $10,000 out of Capital Proceeds.

BENTLEY COURT II LIMITED PARTNERSHIP

SECOND AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP dated as of August 1, 1998, by and among BF BENTLEY COURT, INC., a Massachusetts corporation ("BF Bentley"), EDWIN LEWIS, II ("Lewis"), CANAL COURT II LIMITED PARTNERSHIP, a South Carolina limited partnership ("Canal"), as General Partners; and BF SKYLINE VILLAGE, INC. as Withdrawing General Partner; SLP, INC. (formerly SLP 88, INC.), a Massachusetts corporation ("SLP"), as Special Limited Partner; and BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV, A LIMITED PARTNERSHIP, a Massachusetts limited partnership ("BFQH"), as Investor Limited Partner.

RECITALS

A. The Partnership was formed as a limited partnership under the laws of the State of South Carolina pursuant to a Limited Partnership Agreement and Certificate of Limited Partnership dated as of December 21, 1989 by and among Lewis and Canal as General Partners and William R. Hungiville as Limited Partner, filed with the Secretary of State of the State of South Carolina (the "Filing Office") on December 21, 1989, (such Agreement and Certificate, as amended, is herein referred to as the "Original Partnership Agreement").

B. The Original Partnership Agreement was further amended by a First Amended and Related Agreement and Certificate of Limited Partnership (the "Partnership Agreement") dated as of December 28, 1989, and a First Amendment thereto dated March 30, 1995.

C. The parties wish to provide for (i) the admission of BF Bentley as Managing General Partner of the Partnership and (ii) the withdrawal of BF Skyline as a General Partner.

NOW, THEREFORE, the parties hereto agree as follows:

1. BF Bentley is hereby admitted as the Managing General Partner of the Partnership.

2. BF Skyline hereby withdraws as General Partner and acknowledges that it has no further rights against the Partnership with respect to said Interest.

3. Section 6.3B of the Partnership Agreement is hereby amended by changing the designation of the Managing General Partner from Lewis to BF Bentley.

4. Unless otherwise stated herein, all capitalized terms shall have the meaning ascribed to them in the Partnership Agreement.

5. Except as provided for above, the Partnership Agreement shall remain in full force and effect and is hereby reaffirmed; provided, however, that BF Bentley shall have no

Deal #: 0604-0931 Binder: R (B)
Deal Name: Bentley
File Tab: (1) 2 3 4 5 6 7 8 9 10 11 12

liability or obligation to advance funds under Sections 5.1, 6.8 or 6.9 of the Partnership Agreement.

6. This Amendment may be signed in counterparts by the parties hereto and shall be the binding agreement of all of them upon execution by each of them of one or more copies hereof.

7. Schedule A of the Partnership Agreement is hereby replaced by Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GENERAL PARTNERS:

BF BENTLEY COURT, INC., a Massachusetts corporation

By: ______________________

____
Edwin Lewis, II

CANAL COURT II LIMITED PARTNERSHIP, a South Carolina limited partnership
Its General Partners:
JCJH Corporation, a South Carolina corporation

BY: ______________________
Michael M. Hungiville, President and authorized signatory

____
Edwin Lewis, II

WITHDRAWING GENERAL PARTNER:

BF SKYLINE VILLAGE, INC.

By: ______________________
Michael H. Gladstone, Vice President

SPECIAL LIMITED PARTNER:

SLP, INC., a Massachusetts corporation

By: ______________________
Michael H. Gladstone, Vice President

INVESTOR LIMITED PARTNER:

BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS, L.P. IV, A LIMITED PARTNERSHIP, a Massachusetts limited partnership, by its Managing General Partner, Arch Street IV, Inc., a Massachusetts corporation

By: ______________________
Michael H. Gladstone, Vice President

SCHEDULE A

Name and Address	Capital Contributions	Percentage Interests in Profits, Losses and Tax Credits
GENERAL PARTNERS:		
Edwin Lewis, II c/o Bentley Development, Ltd. 900 Riverhill Circle Columbia, SC 29221	$100	
Canal Court II Limited Partnership c/o Bentley Development, Ltd. 900 Riverhill Circle Columbia, SC 29221	$450,000	~~0.99%~~
BF Bentley Court, Inc. c/o The Boston Financial Group 101 Arch Street 16th Floor Boston, MA 02110	$10	0.01%
SPECIAL LIMITED PARTNER:		
SLP, Inc. 101 Arch Street 16th Floor Boston, MA 02110	$10	0%*
INVESTOR LIMITED PARTNER:		
Boston Financial Qualified Housing Tax Credits L.P. IV, a Limited Partnership 101 Arch Street 16th Floor Boston, MA 02110	$5,000,000	99.00%

* The Special Limited Partner is entitled to receive a distribution of $10,000 out of Capital Proceeds.